UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DOMINO’S PIZZA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting of Shareholders

and Proxy Statement

Virtual Annual Meeting

Tuesday, April 21, 2026

10:00 a.m. Eastern Time

www.virtualshareholdermeeting.com/DPZ2026

For further information, please contact Domino’s Investor Relations at investorrelations@dominos.com.

Dear Fellow Shareholders,

We are pleased to invite you to attend our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, April 21, 2026, at 10:00 a.m. Eastern Time, to be held exclusively online via live webcast. The virtual-only format will allow our shareholders the option to participate in the live, online meeting from any location convenient to them, providing shareholder access to our Board and management and enhancing participation. Shareholders who hold shares as of the record date for the Annual Meeting will be able to participate in the virtual meeting online and vote their shares electronically by visiting www.virtualshareholdermeeting.com/DPZ2026. Details regarding how to participate in the webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of 2026 Annual Meeting of Shareholders (the “Notice”) and Proxy Statement.

Domino’s remains a performance-driven company with exceptional people committed to feeding the power of possible, one pizza at a time. While we are proud to be the largest pizza company in the world, we remain dedicated to getting better every day. Throughout 2025, we maintained our focus on executing on our five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy. We also welcomed two new members to our Board of Directors. Your Board of Directors continues to be stewards of the Company and has maintained our focus on our customers, our team members, our franchisees, our communities and you, our shareholders, to ensure long-term value creation for all stakeholders.

We believe that the foundation of Domino’s continued resilience remains its strong corporate governance and an exceptional leadership team, together with our ongoing commitment to our values. We thank you for the opportunity to continue serving you and the Company and appreciate the opportunity to share our progress and governance enhancements over this past fiscal year.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. Whether or not you plan to join us for the Annual Meeting, it is important that your shares be represented. We encourage you to submit your proxy by telephone, by mail or by logging into www.proxyvote.com after reading the Notice and Proxy Statement. We look forward to your participation.

Thank you for your continued support of Domino’s.

Sincerely,

David A. Brandon

Executive Chairman of the Board of Directors

Notice of Annual Meeting of Shareholders

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Domino’s Pizza, Inc. (the “Company”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/DPZ2026 on Tuesday, April 21, 2026 at 10:00 a.m. Eastern Time. To provide a more inclusive experience for our shareholders and best reach our shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting the website listed above. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2026, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received.

The Annual Meeting will be held for the following purposes, all of which are set forth in the accompanying Proxy Statement:

1.
To elect the eight director nominees named in the Proxy Statement, each to serve for a one-year term, until their respective successors are duly elected or qualified or until his or her earlier death, resignation or removal;
2.
To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2026 fiscal year;
3.
To hold an advisory and non-binding vote on the compensation of the Company’s named executive officers;
4.
To act on the two shareholder proposals described in this Proxy Statement, if properly presented; and
5.
To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 25, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By order of the Board of Directors,

Ryan K. Mulally

Executive Vice President, General Counsel

and Corporate Secretary

March 10, 2026

HOW TO VOTE
Internet via Computer	Telephone	MAIL	During Meeting

Via the internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	Dial toll-free ((800) 690-6903) or the telephone number on your voter instruction form. You will need the 16-digit number included in your notice, proxy card or voter instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voter instruction form using the enclosed postage-paid envelope.	You can vote electronically at the Annual Meeting. See page 6 for information on how to vote.

Notice of Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 21, 2026: The accompanying Proxy Statement and our 2025 Annual Report are available at ir.dominos.com. In addition, you may access these materials at http://materials.proxyvote.com/25754A. On March 10, 2026, we mailed a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions for voting online and for requesting a paper copy of the Proxy Statement and 2025 Annual Report.

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy card, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum at the Annual Meeting may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy card, or electronically, does not affect your right to vote electronically in the event you attend the virtual-only Annual Meeting. You may revoke your proxy at any time, regardless of your voting method, as fully described on page 7 of the accompanying Proxy Statement.

VIRTUAL MEETING ADMISSION

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to attend the virtual-only Annual Meeting, see “Voting Information—Virtual Shareholder Meeting” for additional instructions. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on Tuesday, April 21, 2026. Online check-in will begin at 9:45 a.m. Eastern Time and you should allow approximately 15 minutes for the online check-in procedures.

DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	i

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this Proxy Statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “seek,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 23, 2026 for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this Proxy Statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement might not occur. All forward-looking statements speak only as of the date of this Proxy Statement and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"), we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this Proxy Statement, whether as a result of new information, future events or otherwise.

Important Information

In this document, we rely on and refer to information regarding the U.S. quick service restaurant, or QSR, sector and the U.S. QSR pizza category from Circana®, formerly The NPD Group, ongoing foodservice market research (years ending December) prepared by Circana, as well as market research reports, analyst reports and other publicly-available information. Although we believe this information to be reliable, we have not independently verified it. U.S. sales information relating to the U.S. QSR sector and the U.S. QSR pizza category represent reported consumer spending obtained by Circana's ongoing foodservice market research from consumer surveys. This information relates to both our Company-owned and franchised stores.

Available Information

Domino’s Pizza, Inc. makes available, free of charge, through its internet website ir.dominos.com, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a), 15(d), or 16 of the Exchange Act, as soon as reasonably practicable after electronically filing such material with the SEC. Materials filed with the SEC are available at www.sec.gov. Retail orders from Domino’s stores can be made through its internet website www.dominos.com. The reference to these website addresses anywhere in this Proxy Statement does not constitute incorporation by reference of the information contained on the websites and information appearing on those websites, including ir.dominos.com, biz.dominos.com, stewardship.dominos.com and www.dominos.com, should not be considered a part of this document.

ii	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT

Proxy Summary

This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage shareholders to read the entire Proxy Statement and our Annual Report on Form 10-K filed with the SEC on February 23, 2026 (the “2025 10-K”) before voting their shares. As used in this Proxy Statement, references to the “Company” or “Domino’s,” or the first-person notations of “we” and “our,” refer to Domino’s Pizza, Inc.

2026 Annual Meeting of Shareholders

Date and Time	Virtual Meeting Site	Record Date	Mailing Date
Tuesday, April 21, 2026 10:00 a.m. Eastern Time	Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/DPZ2026	February 25, 2026	On or about March 10, 2026

Meeting Agenda and Board Recommendations

Proposals for Your Vote	Board Voting Recommendation	Required Vote	Page Reference
Proposal 1: Election of Directors	FOR each Nominee	Plurality of Votes Cast(1)	9
Proposal 2: Ratification of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	24
Proposal 3: Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)	FOR	Majority of Votes Cast	61
Shareholder Proposals:
Proposal 4: Shareholder Proposal Regarding Departure of Directors Who Fail to Obtain a Majority Vote	AGAINST	Majority of Votes Cast	63
Proposal 5: Shareholder Proposal Regarding an Independent Board Chair Requirement	AGAINST	Majority of Votes Cast	65

(1) In uncontested director elections, this vote will be subject to the Company’s Majority Voting Policy.

Director Nominees

This table provides summary information about each director nominee. Each director stands for annual election to a one-year term. Our director elections are subject to our Majority Voting Policy.

Nominee	Age	Director Since	Current Principal Occupation	Current Committee Memberships*†			Current Public Company Boards Other Than Domino’s
				A	CHC	NCG
David A. Brandon	73	1999	Executive Chairman of Domino’s Pizza, Inc.				DTE Energy Co.
Andrew B. Balson	59	1999	Managing Partner of Cove Hill Partners		●	●
Corie S. Barry	50	2018	CEO of Best Buy Co., Inc.		Chair		Best Buy Co., Inc.
Diane L. Cafritz	55	2025	EVP, Chief Innovation & People Officer of CarMax, Inc.			●
Richard L. Federico	71	2011	Former CEO and Chairman of P.F. Chang’s China Bistro Inc.	Chair			Black Rock Coffee Bar, Inc.
Stephen H. Kramer	55	2025	CEO of Bright Horizons Family Solutions Inc.	●	●		Bright Horizons Family Solutions Inc.
Patricia E. Lopez	64	2018	Former CEO of High Ridge Brands Co.	●		Chair	Aramark
Russell J. Weiner	57	2022	CEO of Domino’s Pizza, Inc.				The Clorox Company

*A = Audit Committee / CHC = Compensation and Human Capital Committee / NCG = Nominating and Corporate Governance Committee

†Our Committee memberships will change effective in April 2026 as described in “Corporate Governance and Director Information” in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles.

PROXY SUMMARY	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	1

2025 Business Highlights

Fiscal 2025 was a year of strong financial and operating performance for the Company and was also a year in which we maintained our focus on executing on our five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy, which is our plan to deliver MORE sales, MORE stores and MORE profits.

In fiscal 2025, the Company saw growth across its business globally, while staying true to our values as an organization. We delivered our 32nd consecutive year of global retail sales growth, excluding the impact of foreign currency; opened our 22,000th store globally and remained the largest pizza company in the world while continuing to grow market share. The Company’s U.S. retail sales performance showed comparable strength within QSR pizza and the overall QSR industry in 2025, with a growth rate of 4.8%. This growth compares favorably to the U.S. market growth rates of the QSR pizza category and overall QSR industry. International retail sales, excluding foreign currency impact, increased 5.9% in 2025.

Amid a continued challenging global operating environment, the Company remained focused on its stakeholders – its customers, team members, franchisees, communities and shareholders – and delivered a strong performance across the business in fiscal 2025, generating further market share growth within the QSR pizza category.

•
Fiscal 2025 global retail sales growth (excluding foreign currency impact) of 5.4%
•
Fiscal 2025 U.S. same store sales growth of 3.0%; international same store sales growth (excluding foreign currency impact) of 1.9%
•
Opened 776 net new stores worldwide in fiscal 2025
•
Income from operations up 8.5% in fiscal 2025 (excluding the $0.6 million negative impact of foreign currency exchange rates on international franchise royalty revenues, income from operations increased 8.6% for fiscal 2025)

For a description of how the Company calculates same store sales, excluding foreign currency impact, global retail sales, excluding foreign currency impact, and net store growth, which are commonly-used statistical measures in the QSR industry that we believe are important to understanding our financial performance, see pages 38 and 39 in our 2025 10-K.

Total Shareholder Return:

98%
88%
38%
28%
24%
18%
18%
1%
-1%
5-Year
3-Year
1-Year
Domino's
S&P 500
S&P 1500 Restaurant

Through December 28, 2025 based on the Company’s fiscal year end dates; includes reinvestment of dividends.

2	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROXY SUMMARY

Corporate Governance Highlights

Domino’s demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this commitment and provide a framework within which our Board of Directors and management can pursue the strategic objectives of the Company and seek to ensure its long-term growth for the benefit of our shareholders. Our Board of Directors monitors developments in governance at peer companies and in general to assure that it continues to meet its commitment to thoughtful and independent representation of shareholder interests. Highlights of our corporate governance practices are summarized below and are discussed in more detail in the “Corporate Governance and Director Information” section beginning on page 15.

Independence and Leadership Structure:

•
All director nominees, other than the CEO and Executive Chairman, are independent
•
Separate Executive Chairman, Lead Independent Director and Chief Executive Officer leadership structure to maintain independence between Board oversight and the operating decisions of the Company
•
Fully independent Board committees
•
Independent directors, led by the Lead Independent Director, regularly meet in private independent director sessions without management present

Board Practices:

•
Board of Directors and each Board committee conducts an annual self-assessment
•
Limited number of outside public company boards on which our directors can serve
•
Robust director orientation program for incoming directors and annual continuing education budget is provided for each director
•
Directors generally may not stand for reelection after age 75
•
Non-employee directors who began serving in or after April 2025 may not stand for reelection after 15 years of service
•
Board tenure diversity, including two new directors that began serving in 2025, balances fresh perspectives with institutional knowledge
•
Structured process for the Board’s risk oversight, including cybersecurity risk
•
Board engagement and oversight related to environmental, social and governance matters
•
Board oversight of and active engagement in CEO and other senior leadership succession planning
•
Diverse representation of experience and skills on our Board

Accountability:

•
All directors stand for election annually
•
In uncontested director elections, our Majority Voting Policy applies
•
Shareholder "proxy access" right to include director nominees in our Proxy Statement
•
Right of shareholders representing, in aggregate, 25% of outstanding shares to call a special meeting
•
No supermajority voting requirements
•
All directors are subject to anti-pledging and anti-hedging provisions under our Insider Trading Policy
•
Annual advisory vote on executive compensation
•
Regular engagement with major shareholders to seek their input on issues and to address their questions and concerns

PROXY SUMMARY	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	3

Stock Ownership Requirements:

•
Stock ownership requirements must be met within five years of appointment, as follows:
o
CEO: 6x annual base salary
o
Directors: 5x annual retainer fee
o
President-level executives: 4x annual base salary
o
Other executives: 3x annual base salary

Additional highlights regarding our 2025 business performance and key events with respect to our executive compensation program during fiscal 2025 can be found under the
“Compensation Discussion and Analysis—Executive Summary” beginning on page 28

4	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROXY SUMMARY

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Domino’s Pizza, Inc. for use at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2026 at 10:00 a.m. Eastern Time virtually via live webcast at www.virtualshareholdermeeting.com/DPZ2026, and at any adjournment or postponement thereof. The Company has made these materials available to you on the internet or, upon your request, has delivered printed copies to you by mail or electronic versions by e-mail. The Company will pay the expenses of solicitation of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from their customers and will reimburse those banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket costs for this solicitation. Further solicitation of proxies may be made by mail, personal interview and/or telephone by officers, directors and other employees of the Company, none of whom will receive additional compensation for assisting with the solicitation.

This Proxy Statement, along with the Notice of Annual Meeting of Shareholders and form of proxy card, was first made available to shareholders on or about March 10, 2026.

PROXY STATEMENT	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	5

Voting Information

Virtual Shareholder Meeting

To provide a more inclusive experience for our shareholders and better reach our shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online via live webcast. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. The virtual-only format will allow all of our shareholders the option to participate in the live, online meeting from any location convenient to them, providing shareholder access to our Board and management and enhancing participation.

Shareholders at the close of business on February 25, 2026 will be allowed to communicate with us and submit questions in our virtual Annual Meeting forum immediately before and during the meeting. All directors and key executive officers are expected to be available to answer questions. We will endeavor to answer as many questions submitted by shareholders as time permits. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/DPZ2026. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at ir.dominos.com.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2026, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. You will also be able to vote your shares electronically at the meeting.

For further information on voting at the Annual Meeting, please see the “Voting Procedures” section below. No recording of the Annual Meeting is allowed, including audio and video recording.

Record Date, Issued and Outstanding Shares

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on February 25, 2026 (the “Record Date”). On the Record Date, there were 33,625,700 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Quorum Requirement

Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Voting Procedures

The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Shareholders may choose to vote by any of the following methods: (i) by returning the enclosed proxy card, (ii) electronically by accessing the internet site or by using the toll-free telephone number, both of which are stated on the form of proxy, or (iii) by attending the live webcast and voting your shares online during the Annual Meeting. If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares. The availability of online voting may depend on the voting procedures of such organization.

6	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	VOTING INFORMATION

All properly executed proxy cards received by mail, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed proxy cards received by mail that do not specify how shares should be voted will be voted in accordance with the Board’s recommendation (“FOR” the election of all director nominees under Proposal One, “FOR” Proposal Two, “FOR” Proposal Three, “AGAINST” Proposal Four and “AGAINST” Proposal Five).

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) signing and returning a new proxy card with a later date, (ii) submitting a later-dated vote by telephone or via the internet, (iii) filing with our Corporate Secretary a written notice of revocation dated later than the date of the proxy being revoked or (iv) attending the live webcast and casting a new vote online during the Annual Meeting. Any written notice of revocation should be sent to: Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

Broker Non-Votes

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. Brokers who hold shares in “street name” for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers.

We believe Proposal Two is a routine matter. Accordingly, if your broker holds shares that you own in street name, the broker may vote your shares on Proposal Two even if the broker does not receive instructions from you. We believe Proposal One, Proposal Three, Proposal Four and Proposal Five are non-routine matters and, therefore, the broker may not vote your shares on such proposals without receiving instructions from you. If your broker does not vote on a proposal, this is commonly referred to as a “broker non-vote.” Broker non-votes will not be counted as having been voted in person or by proxy, but pursuant to Delaware corporate law, will be counted for purposes of determining whether a quorum is present.

Votes Required

Under Proposal One, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “FOR” such nominee. Votes withheld, as well as broker non-votes, will not be treated as votes cast with respect to the election of directors and, therefore, will have no effect on the outcome of the election of directors.

Importantly, we have implemented a Majority Voting Policy for uncontested director elections (elections in which the number of nominees for election is equal to the number of directors to be elected). In the event that the votes “WITHHELD” from a nominee’s election exceed the votes cast “FOR” that nominee’s election, such nominee shall be required to promptly submit his or her resignation to the Board of Directors for consideration. The Board of Directors will then have the opportunity to determine whether to accept or reject such tendered resignation. The Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate or relevant. The Board of Directors will act within 120 days following certification of the shareholder vote, and thereafter, will promptly publicly disclose, in a report furnished to the SEC, its decision and process regarding the tendered resignation, including its rationale for accepting or rejecting the tendered resignation. If the Board of Directors accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors, in each case pursuant to our By-Laws. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

VOTING INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	7

Approval of each of Proposal Two (ratification of independent registered public accounting firm), Proposal Three (say-on-pay), Proposal Four (shareholder proposal regarding departure of directors who fail to obtain a majority vote) and Proposal Five (shareholder proposal regarding an independent Board chair requirement) requires the affirmative vote of a majority of the shares voted in person or by proxy at the Annual Meeting. Broker non-votes, if any, and abstentions will not be treated as votes cast with respect to these proposals and, therefore, will have no effect on the outcome of the votes. As noted above, we believe Proposal Two is a routine matter. Accordingly, if your broker holds shares that you own in street name, the broker may vote your shares on Proposal Two even if the broker does not receive instructions from you.

No matter is currently expected to be considered at the Annual Meeting other than those listed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

8	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	VOTING INFORMATION

Proposal One: Election of Directors

The Company’s Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) requires that all directors stand for annual election. Accordingly, the eight individuals listed below are standing for election to terms ending with the 2027 annual meeting of shareholders, until his or her successor is duly elected or qualified or until his or her earlier death, resignation or removal. James A. Goldman informed the Company that, after more than 15 years of service on the Board, he has decided to retire and not to stand for reelection to the Board. The Board thanks Mr. Goldman for his years of service, dedication to the Board, and his many contributions to the Company. The eight nominees include two individuals, Ms. Cafritz and Mr. Kramer, who joined the Board in 2025 and have greatly contributed to the effectiveness of the Board and the Company's strong corporate governance while bringing fresh perspectives to the Board. Each nominee has indicated his or her willingness to serve, if elected. However, should a nominee be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the below-mentioned persons will not serve his or her term as a director.

Board Membership Criteria

Although our Nominating and Corporate Governance Committee does not have any specific, delineated qualifications for the nomination of director candidates, the Committee considers a number of factors, qualifications and skills that it deems appropriate, with the primary goal of ensuring the Board collectively serves the interest of shareholders. The Company and the Board, at a minimum, seek to have directors with sound business judgment, wisdom and knowledge in his or her field of expertise. Directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. Identified and described below are additional key attributes, qualifications, experiences and skills that are important to the Company’s business and that are considered in the selection of the director nominees, which factors may change from time to time. Director candidates are also evaluated according to the qualifications set forth in the Board’s Corporate Governance Principles, as further described beginning on page 18.

•
Business experience. The Company and the Board believe that the Company benefits from nominating directors with a substantial degree of business experience. This may include accomplishments in his or her particular field of practice and a history of achievements that reflect his or her high standards and sound business decisions.
•
Leadership experience. The Company and the Board believe that directors with experience in significant leadership positions over an extended period, especially President or Chief Executive Officer positions, provide the Company with strategic insights. These directors generally possess superior leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, long-term strategy, risk management and the methods to drive change and growth.
•
Finance experience. The Company and the Board believe an understanding of finance and financial reporting processes is an important skill for our directors. The Company uses financial measures to evaluate its performance as well as its accomplishment of financial performance targets. In addition, the Board and the Audit Committee oversee the Company's required public disclosures that include financial statements and related information.
•
Educational and industry experience. The Company and the Board seek to have directors with relevant education, business expertise and experience as executives, directors, investors or in other leadership positions in the retail sector, including the restaurant industry.

Board Composition

We believe that each of our eight director nominees has met the qualifications set forth in the Board’s Corporate Governance Principles and believe these nominees are a highly engaged group and represent a diverse and broad range of attributes, qualifications, experiences and skills to provide an effective mix of viewpoints and knowledge.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying director candidates and does not maintain specific goals with respect to diversity on the Board, the

PROPOSAL ONE: ELECTION OF DIRECTORS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	9

Nominating and Corporate Governance Committee considers diversity of all types, including gender, racial and ethnic diversity, age, skills, experience, including business, financial and academic backgrounds, and such other factors as it deems appropriate, in its search for the best candidates to serve on the Board and reviews and monitors the Company’s efforts in recruiting and maintaining a well-rounded and effective Board. The Nominating and Corporate Governance Committee looks to ensure a diversity of skills, experiences (including operational experience) and viewpoints, all aimed at identifying candidates who will contribute to Board decision-making and oversight responsibilities. The Nominating and Corporate Governance Committee believes that the current composition of the Board reflects diversity across these categories. Our current directors bring a diverse set of skills, experiences and viewpoints to the Company that are important to drive our strategy forward as the market and competitive landscapes evolve.

All our director nominees except Mr. Brandon and Mr. Weiner are independent. The following provides additional information about our eight director nominees.

10	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL ONE: ELECTION OF DIRECTORS

Board Skills and Demographic Matrix

The information provided in the matrix below summarizes certain key attributes, qualifications, experiences and skills that our director nominees bring to the Board that we believe are most relevant to service on our Board. This information is intended to provide a summary of our director nominees’ qualifications and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. A mark indicates a specific area of focus or experience on which the Board relies most. The fact that a director nominee is not designated as having a particular attribute does not indicate that the nominee does not possess that attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director nominee’s attributes, qualifications, experiences and skills are set forth in their individual biographies.

Attributes, Qualifications, Experiences and Skills
Chief Executive Officer Experience	●		●		●	●	●	●
Public Company Board and Corporate Governance Experience	●	●	●	●	●	●	●	●
Corporate Strategy Experience	●	●	●	●	●	●	●	●
Financial / Investment Management Experience	●	●	●		●	●
Human Capital Management / Talent Development Experience	●			●	●	●	●	●
Information Technology / IT Security Experience		●	●					●
International / Global Operations Experience	●	●			●	●	●	●
Marketing / Brand Management / Digital Experience				●	●		●	●
Operations / Supply Chain Experience	●		●	●	●	●		●
Restaurant / Food and Beverage Experience	●	●			●			●
Retail / Franchise Experience	●	●	●	●		●		●
Sustainability / ESG Experience			●	●			●
Demographics
Self-Identified Race/Ethnicity
Hispanic, Latinx or Spanish Origin							●
White	●	●	●	●	●	●		●
Self-Identified Gender
Female			●	●			●
Male	●	●			●	●		●

PROPOSAL ONE: ELECTION OF DIRECTORS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	11

Nominees for Election to One-Year Terms Expiring at the 2027 Annual Meeting of Shareholders

Set forth below are the name, age, principal occupation and/or business experience and qualifications of each nominee for election as a director. All of the nominees are current members of the Board. The Nominating and Corporate Governance Committee believes that each of the nominees possesses the necessary professional experience and qualifications to contribute to the success of the Company. Information with respect to the business experience and other publicly-traded company boards on which the nominees serve, or served in the past five years, as a director is set forth below. The number of shares of Domino’s Pizza, Inc. common stock beneficially owned by each director nominee appears later in this Proxy Statement.

Our Board of Directors Unanimously Recommends a Vote FOR Each of the Nominees Listed Below	✓

David A. Brandon Executive Chairman Director since: 1999 Age: 73 Current Committees: None

David A. Brandon has served as Chairman of Domino’s Board of Directors since March 1999 and as Executive Chairman since April 2022. Mr. Brandon also served as Domino’s Chief Executive Officer from March 1999 to March 2010 and as Special Advisor from March 2010 to January 2011.

In addition to his position at Domino’s, Mr. Brandon currently serves as Executive Advisor to KKR & Co., Inc., one of the world’s largest private equity firms. He previously served as Chief Executive Officer of Toys “R” Us, Inc., formerly the world’s largest specialty retailer of toy and baby products, from July 2015 to December 2018. He was the Director of Athletics at the University of Michigan from March 2010 to October 2014.

Prior to joining Domino’s, Mr. Brandon was President and CEO of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis, Inc. from 1997 to 1998.

In addition to serving on the Board of Directors of Domino’s, Mr. Brandon also serves on the Board of Directors of DTE Energy Co., as well as several private companies and non-profit organizations. He previously served on the Boards of Directors of MillerKnoll, Inc., Toys “R” Us, Inc., Burger King Corporation, Kaydon Corporation, Northwest Airlines and The TJX Companies, Inc.

Qualifications:

Mr. Brandon served as the Company’s Chief Executive Officer for eleven years and has served as Chairman of the Board since 1999 and as Executive Chairman since 2022. He thereby possesses a deep understanding of the Company’s operations, market development objectives, strategic planning and other internal business aspects of the Company. Mr. Brandon brings to the Board extensive executive experience in marketing and sales. His service on the Boards of Directors of several other companies, including retailers, also makes him qualified for service as a director of the Company.

Andrew B. Balson is currently the Managing Partner of Cove Hill Partners, L.P., a firm formed to make private equity investments. Previously, Mr. Balson was the Chief Executive Officer of Match Beyond, an innovative college completion program that helps low-income young adults attain college degrees and prepare for the workforce, a position he held from January 2015 to June 2016. Prior to becoming the Chief Executive Officer of Match Beyond, Mr. Balson was a Managing Director at Bain Capital, LLC, a global investment company, from 2001 to 2013. Mr. Balson became a Principal of Bain Capital in January 1998.

Mr. Balson has served on Domino’s Board of Directors since March 1999 and is a member of the Compensation and Human Capital Committee and a member of the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Balson previously served on the Boards of Directors of Bloomin’ Brands, Inc., FleetCor Technologies, Inc., Dunkin’ Brands, Inc., Skylark Co., Ltd., BELLSYSTEM24, Inc., Burger King Corporation and Bright Horizons Family Solutions, Inc. Mr. Balson currently serves on the Boards of a number of private companies.

Qualifications:

Mr. Balson brings to the Board strategic acquisition experience, a high level of financial literacy and overall business acumen through his executive experience at Bain Capital, LLC and Cove Hill Partners, L.P. His public and private company directorship experience and his familiarity with the Company and other restaurant companies, as well as his extended tenure on our Board, make him qualified for service as a director of the Company.

Andrew B. Balson Independent Director Director since: 1999 Age: 59 Current Committees: Compensation and Human Capital Nominating and Corporate Governance

12	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL ONE: ELECTION OF DIRECTORS

Corie S. Barry Independent Director Director since: 2018 Age: 50 Current Committees: Compensation and Human Capital (Chair)

Corie S. Barry currently serves as Chief Executive Officer and as a member of the Board of Directors of Best Buy Co., Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, roles held since June 2019. Prior to becoming CEO, Ms. Barry served as Best Buy’s Senior Executive Vice President and Chief Financial and Strategic Transformation Officer from June 2016 to June 2019, Chief Strategic Growth Officer from October 2015 to June 2016, Interim President of Geek Squad Services from March 2015 to May 2016, Senior Vice President of Domestic Finance from May 2013 to October 2015 and in a variety of financial and operational roles, both in the field and at the corporate campus, since joining Best Buy in 1999. Prior to Best Buy, Ms. Barry worked at Deloitte Touche Tohmatsu Limited from 1997 to 1999.

Ms. Barry has served on Domino’s Board of Directors since July 2018 and is the Chairperson of the Compensation and Human Capital Committee of the Board of Directors.

Qualifications:

Ms. Barry brings to the Board experience leading a public company, vast financial expertise, retail operations and strategic growth know-how and overall business acumen, making her qualified for service as a director of the Company.

Diane L. Cafritz Independent Director Director since: 2025 Age: 55 Current Committees: Nominating and Corporate Governance

Diane L. Cafritz currently serves as Executive Vice President, Chief Innovation and People Officer at CarMax, Inc., the nation’s largest retailer of used automobiles, a role held since July 2024. Ms. Cafritz joined the CarMax legal department in 2003 and during her time with the company has served in various roles of increasing responsibility across a number of diverse functions. During her tenure in the CarMax legal department, Ms. Cafritz managed commercial and consumer litigation, was responsible for operational regulatory guidance and led CarMax’s government affairs program. In 2017, Ms. Cafritz was named Senior Vice President and Chief Human Resources Officer for CarMax and its workforce of approximately 30,000 employees, and in 2021, she was named Senior Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. In 2022, Ms. Cafritz was promoted to Executive Vice President, General Counsel, Chief Compliance Officer and Chief Human Resources Officer. Prior to joining CarMax, Ms. Cafritz was a Partner at McDermott, Will & Emery LLP.

Ms. Cafritz has served on Domino’s Board of Directors since April 2025 and is a member of the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Cafritz will become the Chairperson of the Nominating and Corporate Committee and become a member of the Audit Committee in April 2026 in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles.

Qualifications:

Ms. Cafritz brings to the Board strategic business experience, including important experience in human capital management and talent development, as well as experience in innovation, operations and regulatory affairs, making her qualified for service as a director of the Company.

Richard L. Federico Lead Independent Director Director since: 2011 Age: 71 Current Committees: Audit (Chair)

Richard L. Federico served as Non-Executive Chairman of P.F. Chang’s China Bistro, Inc. based in Scottsdale, AZ, from February 2016 until its acquisition in March 2019. Mr. Federico previously served as Executive Chairman of P.F. Chang’s from March 2015 to February 2016 and as Chairman of the Board, Chief Executive Officer or Co-Chief Executive Officer from September 1997 to March 2015. Mr. Federico joined P.F. Chang’s as President in 1996, when he also began his service on its Board of Directors. Mr. Federico started his career in the restaurant industry as a Manager at Steak & Ale, and later at Orville Beans and Bennigan’s restaurants. He went on to develop Grady’s Goodtimes, serving as Co-Founder/Partner and Vice President of Operations until Brinker International, Inc. acquired Grady’s in 1989. Upon joining Brinker International, Mr. Federico served as Senior Vice President and concept head for Macaroni Grill before being promoted to President of the Italian Concept division. As President, he directed operations and development for Macaroni Grill and Spageddies.

Mr. Federico has served on Domino’s Board of Directors since February 2011. He serves as Lead Independent Director of the Board of Directors and is the Chairperson of the Audit Committee of the Board of Directors.

In addition to serving on Domino’s Board of Directors, Mr. Federico currently serves on the Boards of Directors of Black Rock Coffee, as well as privately-held restaurant concepts The Melt and Boqueria. Mr. Federico previously served as Chairman of the Board of Directors of Jamba, Inc. and on the Boards of Directors of RPT Realty and Tastemaker Acquisition Corp. He is a Founding Director of Chances for Children.

Qualifications:

Mr. Federico brings to the Board experience in leading a successful publicly-traded restaurant concept, overall business and financial acumen and public company directorship experience, making him qualified for service as a director of the Company.

PROPOSAL ONE: ELECTION OF DIRECTORS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	13

Stephen H. Kramer Independent Director Director since: 2025 Age: 55 Current Committees: Audit Compensation and Human Capital

Stephen H. Kramer currently serves as President, Chief Executive Officer and a member of the Board of Directors of Bright Horizons Family Solutions Inc. He has served as CEO and board member of Bright Horizons since January 2018 and as President since January 2016. Mr. Kramer joined Bright Horizons in September 2006 through the acquisition of College Coach, a company he co-founded. Earlier in his career, Mr. Kramer worked at Fidelity Ventures and Arthur D. Little.

Mr. Kramer has served on Domino’s Board of Directors since June 2025 and is a member of the Audit Committee and the Compensation and Human Capital Committee of the Board of Directors. Mr. Kramer’s service on the Audit Committee will end in April 2026 in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles.

Qualifications:

Mr. Kramer brings to the Board experience in leading a public company, including significant experience in managing operations and strategic development as well as financial acumen and experience in human capital management, talent development and global operations, making him qualified for service as a director of the Company.

Patricia E. Lopez Independent Director Director since: 2018 Age: 64 Current Committees: Audit Nominating and Corporate Governance (Chair)

Patricia E. Lopez most recently served as Chief Executive Officer and as a member of the Board of Directors of High Ridge Brands Co. from July 2017 to March 2020. Ms. Lopez served as a Senior Vice President at Estée Lauder Companies Inc. from January 2015 to July 2016, a Senior Vice President at Avon Products, Inc. from December 2012 to November 2014 and previously held various positions at The Procter & Gamble Co. for 25 years, most recently serving as a Vice President and General Manager overseeing its Eastern Europe business.

Ms. Lopez has served on Domino’s Board of Directors since July 2018 and is the Chairperson of the Nominating and Corporate Governance Committee and a member of the Audit Committee of the Board of Directors. Ms. Lopez’s service as the Chairperson of the Nominating and Corporate Governance Committee will end in April 2026 in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles. Ms. Lopez will remain a member of the Nominating and Corporate Governance Committee following this rotation in April 2026.

In addition to serving on Domino’s Board of Directors, Ms. Lopez also serves on the Board of Directors of Aramark. She previously served on the Board of Directors of Acreage Holdings and Express, Inc.

Qualifications:

Ms. Lopez brings to the Board tremendous global business leadership, brand marketing and operations experience, as well as directorship experience and overall business acumen, making her qualified for service as a director of the Company.

Russell J. Weiner Chief Executive Officer Director since: 2022 Age: 57 Current Committees: None

Russell J. Weiner has served as Domino’s Chief Executive Officer since May 2022. Prior to becoming CEO, Mr. Weiner served as Chief Operating Officer and President – Domino's U.S. from July 2020 to April 2022, Chief Operating Officer and President of the Americas from July 2018 to July 2020, President, Domino’s USA from October 2014 to July 2018, and joined Domino’s as Executive Vice President and Chief Marketing Officer in September 2008. Prior to joining Domino’s, Mr. Weiner held various marketing positions at PepsiCo, Inc. from 1998 to 2008, most recently serving as Vice President of Marketing, Colas for Pepsi-Cola North America.

Mr. Weiner has served on Domino’s Board of Directors since April 2022, when he was elected in conjunction with his appointment as Chief Executive Officer effective May 2022. Mr. Weiner also serves on the Board of Directors of The Clorox Company.

Qualifications:

Mr. Weiner’s many years of executive leadership experience with the Company, including as its Chief Executive Officer, and in the restaurant and food and beverage industries generally, provides him with a deep knowledge of brand building, marketing, operations and consumer insights. In addition, his experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the restaurant industry, making him qualified for service as a director of the Company.

14	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL ONE: ELECTION OF DIRECTORS

Corporate Governance and Director Information

Corporate Governance Overview

Domino’s has a commitment to strong corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s and seek to ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on Domino’s corporate and investor website ir.dominos.com under the “Investors—Corporate Governance” section and are available free of charge upon request from the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee Charter, the Compensation and Human Capital Committee Charter and the Audit Committee Charter are also posted on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). All the referenced charters and the other documents referenced herein are available free of charge upon request from the Company’s Corporate Secretary.

The Company’s Corporate Governance Principles and the Nominating and Corporate Governance Committee Charter set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. The Board meets at least quarterly in an independent director session led by Mr. Federico, our Lead Independent Director, pursuant to the Corporate Governance Principles, and also conducts an executive session at each quarterly Board meeting.

Risk Oversight. The entire Board of Directors is engaged in risk management oversight. At the present time, the Board has not established a separate committee to facilitate its risk oversight responsibilities. The Board will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of Domino’s company-wide risk management and the process established to identify, measure, monitor and manage enterprise risks, in particular major financial, information security and cybersecurity and food safety risks, with input from the Company’s internal committee dedicated to assessing and managing enterprise risk comprised of Company executives in addition to other senior leaders within the Company (the “Enterprise Risk Committee”). The Board of Directors receives regular reports from management as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to address those risks, including the specific risks identified above, and plays an active role in the oversight of the Company’s risk management framework.

Board’s Role in Environmental, Social and Governance Matters. The entire Board of Directors generally oversees the Company’s environmental, social and governance (“ESG”) initiatives and supports the implementation of the Company’s ESG priorities. With respect to Board oversight of ESG matters in general, rather than concentrating oversight of all ESG initiatives into any one Committee, the Board takes the approach that certain matters are most appropriately overseen by the Board as a whole and for other topics, the most appropriate committee should maintain oversight. For example, the Board’s Nominating and Corporate Governance Committee has oversight responsibility for the corporate governance aspects of ESG, the Compensation and Human Capital Committee has oversight responsibility for the Company’s initiatives regarding human capital, talent management and belonging and the Audit Committee oversees the Company’s public disclosures, including those relating to its ESG initiatives. Given their breadth and importance, the Board currently believes that it is the appropriate body to oversee the development and implementation of the Company’s ESG efforts as a whole and the Board is regularly briefed on the Company’s ESG efforts and initiatives.

At the operational level, a cross-functional team comprised of members of the Company’s Leadership Team and other senior leaders within the Company assess and manage stewardship risks and shape strategy for the organization, which is under the direction of the Company’s Executive Vice President and Chief Financial Officer. These executives are responsible for setting direction and driving accountability as we work to address material issues, work with key stakeholders and measure and report our progress.

In connection with its continued efforts on Stewardship matters, the Company has published its 2025 Stewardship Report, which is available at stewardship.dominos.com, and which we expect to build upon in the years to come.

CORPORATE GOVERNANCE AND DIRECTOR INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	15

For additional information regarding the Company’s Stewardship efforts, please see “—Stewardship at Domino’s” below.

Cybersecurity Governance. As discussed above, the Company’s entire Board of Directors is engaged in risk management oversight, including the oversight of risks from cybersecurity threats. The Audit Committee assists the Board of Directors in its oversight of Domino’s information security and cybersecurity risks, with input from the Enterprise Risk Committee. At an operational level, the Company’s cybersecurity strategy is shaped by its Chief Information Security Officer who is ultimately responsible for implementing the Company’s cybersecurity policies, procedures and strategy under the oversight of the Enterprise Risk Committee. For additional information regarding the Company’s cybersecurity governance and cybersecurity risk management and strategy, please see Item 1C. Cybersecurity in the 2025 10-K.

Independence. The Company is required to have a majority of its Board be independent directors. The Company’s Corporate Governance Principles (posted on Domino’s corporate and investor website ir.dominos.com under the “Investors—Corporate Governance” section) contain the Company’s standards for director independence, which are consistent with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”) listing standards and SEC rules. A director will be designated as independent if the Board affirmatively determines that he or she (i) has no relationship with the Company or its subsidiaries that could interfere with the exercise of independent judgment in carrying out the responsibilities of a director, (ii) satisfies the other criteria specified by the Nasdaq listing standards, (iii) has no business conflict with the Company or its subsidiaries and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. An independent director must also be free of any other relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. The Board has affirmatively determined that the following directors who served in the 2025 fiscal year were independent:

C. Andrew Ballard

Andrew B. Balson

Corie S. Barry

Diane L. Cafritz

Diana F. Cantor

Richard L. Federico

James A. Goldman

Stephen H. Kramer

Patricia E. Lopez

The Board based these determinations primarily on a review of the responses of directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with directors.

Expectations. The Corporate Governance Principles further provide that our directors are invited and expected to attend the Company’s annual meetings of shareholders. All our current directors attended the 2025 annual meeting of shareholders with the exception of Mr. Kramer, who was appointed to the Board of Directors in June 2025.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. In addition, the Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees that applies to all directors, officers and employees. The Code of Professional Conduct for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors, Officers and Employees are posted on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website at ir.dominos.com.

A total of six meetings of the Board of Directors of the Company were held during 2025 and the Board acted via unanimous written consent on four other occasions. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which that director served.

16	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	CORPORATE GOVERNANCE AND DIRECTOR INFORMATION

Leadership Structure. The Company’s current leadership structure has a separate Executive Chairman, Lead Independent Director and Chief Executive Officer and is designed to maintain independence between Board oversight and the operating decisions of the Company. The Board believes that it is in the best interests of the Company and its shareholders to separate the roles of Chairman of the Board and Chief Executive Officer. The Company has determined this leadership structure based on factors such as the experience of the applicable individuals, the current business environment of the Company, and other relevant criteria. After considering these factors, the Company determined that separating the positions of Lead Independent Director of the Board from the Executive Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company. The Chief Executive Officer is responsible for the strategic direction of the Company and the day-to-day leadership and performance of the Company. The Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings in consultation with the Chief Executive Officer and presides over meetings of the Board and shareholder meetings. The Lead Independent Director presides at all Board meetings where the Executive Chairman is not present and at meetings and sessions of the independent directors, as well as any additional duties as the Board may determine from time to time, and has significant authority in terms of leadership as well as in the ability to convene the Board and raise key topics to ensure that there is a free flow of information among the Company’s independent directors. The Company and the Board believe that this is appropriate under current circumstances, because it allows management to continue to make the operating decisions necessary to manage the business, with guidance from the Board, while retaining independence between the oversight function of our Board and operating decisions. The Company and the Board further believe this division of responsibilities provides an appropriate balance of operational focus, flexibility and oversight. The Board believes that Mr. Brandon’s role as Executive Chairman has provided valuable leadership of the Board and has been a valuable resource to both Mr. Weiner and the Board and that the Lead Independent Director provides appropriate independent oversight.

Committees. In accordance with the Nasdaq listing standards, the Board has a Compensation and Human Capital Committee, an Audit Committee and a Nominating and Corporate Governance Committee, all of which are comprised solely of independent directors, as defined by Nasdaq listed company rules and other applicable independence standards. Each committee of the Board has designated responsibilities as specified in their respective charters and regularly reports on their activities to the entire Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mses. Lopez (Chairperson) and Cafritz and Mr. Balson. Effective in April 2026, in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles, Ms. Cafritz will become the Chairperson of the Nominating and Corporate Governance Committee and Ms. Lopez will continue serving as a member. The independence of each member of the Nominating and Corporate Governance Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as required under the Nasdaq listing standards and SEC rules.

The Nominating and Corporate Governance Committee met two times during 2025. The Nominating and Corporate Governance Committee Charter, as approved by the Board, reflects the Nominating and Corporate Governance Committee’s responsibilities, and the Nominating and Corporate Governance Committee reviews the charter at least once annually. The charter was last updated in October 2025 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

The Nominating and Corporate Governance Committee’s functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualifications, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, further functions include reviewing the succession planning process for senior management of the Company including succession of the CEO in the event of an emergency, reviewing the Corporate Governance Principles, making recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommending directors to serve on committees, overseeing the determinations of director independence, overseeing the annual evaluation of the Board (including periodic peer-to-peer assessments of individual directors) and its committees, recommending processes for the annual evaluation of the CEO, reviewing the Company's policies and reports relating to political contributions and public policy engagement, reviewing the Company’s policies with respect to charitable and other contributions and reviewing Board succession plans.

CORPORATE GOVERNANCE AND DIRECTOR INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	17

Evaluation of Director Candidates. The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. The Nominating and Corporate Governance Committee may use a paid outside search firm or tools to identify possible directors, as has been the case when directors have been added to the Board in the past. In addition to the experience, qualifications and skills for directors listed under Proposal One, director candidates will be evaluated according to the qualifications as set forth in the Company’s Corporate Governance Principles, including the following desirable characteristics:

•
Highest degree of personal and professional ethics, integrity and values;
•
Possession of a range of talents, skills, diversity and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;
•
Expertise that is useful to the Company and complementary to the background and experience of other Board members;
•
Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership, including by way of adherence to the limitations on a Board member’s outside director board positions set forth in our Corporate Governance Principles and the Nominating and Corporate Governance Committee’s review of director time commitments;
•
Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;
•
Willingness to represent the long-term interests of the Company’s shareholders and objectively monitor and appraise management’s performance; and
•
Other relevant factors as the Board may determine.

Shareholder Submission of Director Nominees. The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2027 annual meeting of shareholders, provided that the names of such nominees are submitted in writing, not later than January 21, 2027, to the Corporate Secretary of Domino’s Pizza, Inc. at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members, as well as the other specific information required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act, where applicable.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

Compensation and Human Capital Committee

The members of the Compensation and Human Capital Committee are Ms. Barry (Chairperson) and Messrs. Balson and Kramer. The independence of each member of the Compensation and Human Capital Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards. The Board of Directors has determined that each member of the Compensation and Human Capital Committee is independent as required under the Nasdaq listing standards and SEC rules.

The Compensation and Human Capital Committee met three times during 2025 and acted via unanimous written consent on four other occasions to conduct its required business in accordance with the Compensation and Human Capital Committee Charter. The Compensation and Human Capital Committee Charter authorizes the Compensation and Human Capital Committee to delegate any of its responsibilities as it deems appropriate, provided that such delegation is permitted under applicable laws, rules and regulations. The Compensation and Human Capital Committee Charter, as approved by the Board, reflects the Compensation and Human Capital Committee’s responsibilities, and the Compensation and Human Capital Committee reviews the charter at least once annually. The charter was last reviewed by the Committee and approved by the Board in February 2026 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

18	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	CORPORATE GOVERNANCE AND DIRECTOR INFORMATION

The Compensation and Human Capital Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendations with respect to other executive officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to director and Executive Chairman compensation, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, implementing and administering one or more incentive bonus plans and overseeing the Company’s key human capital and talent management strategies and programs, including employee wellness, development, engagement and its total rewards philosophy.

Audit Committee

The members of the Audit Committee are Messrs. Federico (Chairperson), Goldman and Kramer and Ms. Lopez. Effective in April 2026, in accordance with the normal rotation of committee members prescribed by our Corporate Governance Principles, Mr. Kramer will rotate off of the Audit Committee and Ms. Cafritz will rotate onto the Audit Committee. The independence of each member of the Audit Committee is determined annually by the full Board of Directors in accordance with the Nasdaq listing standards, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended. The Board of Directors determined that each member of the Audit Committee, and Ms. Cafritz who will begin her service in April 2026, is independent as required under the Nasdaq listing standards and SEC rules. Additionally, the Board determined that each member of the Audit Committee, as well as Ms. Cafritz, is able to read and understand financial statements as required under the Nasdaq listing standards, and that Mr. Federico is an audit committee financial expert under Item 407(d)(5) of Regulation S-K and qualifies as a financially sophisticated audit committee member under Nasdaq Rule 5605(c)(2)(A).

The Audit Committee met four times during 2025. The Audit Committee Charter, as approved by the Board, reflects the Audit Committee’s responsibilities, and the Audit Committee reviews the charter at least once annually. The charter was last reviewed in July 2025 and can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com). The Audit Committee’s functions include: (i) providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s system of internal controls, the internal audit function and the Company’s code of ethical conduct, (ii) assisting the Board in its oversight of Domino’s company-wide risk management and the process established to identify, measure, monitor and manage risks, (iii) retaining and, if appropriate, terminating the Company’s independent registered public accounting firm and (iv) approving audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy under which audit and non-audit services to be rendered by the Company’s independent public registered accounting firm are pre-approved. All services provided to the Company by its independent public registered accounting firm for fiscal years 2025 and 2024 were pre-approved by the Audit Committee. This policy can be found on the Company’s corporate and investor website (“Investors—Corporate Governance” section on ir.dominos.com).

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services. All such services were pre-approved by the Audit Committee and rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands):

	2025	2024
Audit fees(1)	$1,916	$1,766
Audit-related fees(2)	$113	$112
All other fees(3)	$2	$2
Total	$2,031	$1,880

(1)
Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audits of certain subsidiaries and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts also include services related to Sarbanes-Oxley Act compliance, the Company's refinancing transaction in 2025 and services related to audit procedures over changes in the Company’s enterprise systems.
(2)
Includes fees for services related to the audit of the Domino’s advertising fund subsidiary, other subsidiary reporting requirements and discussions concerning financial accounting and reporting matters.
(3)
All other fees primarily represent assurance related procedures associated with non-financial reporting topics, subscriptions to technical resources, and generic knowledge sharing, survey participation and training seminars related to accounting, reporting and general business matters.

CORPORATE GOVERNANCE AND DIRECTOR INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	19

Purpose and Values

We are a purpose-inspired and performance-driven company with exceptional people committed to feeding the power of possible, one pizza at a time. At the heart of our brand is a commitment to a set of values that define our core beliefs on how we run our business, treat our people, support our franchisees and serve our customers.

Do the Right Thing: We act with integrity and make disciplined decisions, even when it’s difficult or unpopular. High ethical standards and uncommon honesty are at the heart of how we work together. We are committed to safely and responsibly serving our customers, and to giving back to the communities where we live and work.

Put People First: We create an inclusive culture, knowing our people are core to our success. We treat each other with dignity and respect, and we value the differences each team member brings. We strive to be a company where all team members can bring their full selves to work and know that they can belong, contribute and reach their potential.

Create Inspired Solutions: We are a company built on entrepreneurship and innovation. We get better every day by having the humility and the courage to embrace and lead change. Together, we unlock our collective potential to be bold and think big. We have a bias for action to solve customer needs in new and relevant ways.

Champion our Customers: We deliver on our promises, treating each order and interaction as an opportunity to deepen relationships by delivering great products, services and experiences. We hold ourselves accountable, and if we don’t deliver on a promise, we are committed to making it right.

Grow and Win Together: We are not playing a finite game. We are committed to building an enduring brand that outlives any of our individual contributions. We will grow together, deliver exceptional results together, celebrate wins together, have fun together, and leave the Domino’s brand in a better place for those that come after.

Human Capital Management

Having best-in-class talent across the globe is crucial to all aspects of Domino’s business, brand and long-term success. We are focused on attracting, developing and retaining high-performing teams and building an inclusive culture that inspires leadership, encourages innovative thinking and supports the development and advancement of all team members.

Compensation and Benefits. Exceptional people are the core of our business. We are committed to providing competitive pay and benefits to attract and retain great talent, whether in our U.S. Company-owned stores, in our supply chain centers or in our corporate offices. We enable this by benchmarking and analyzing pay and benefits both externally and internally. In recent years, we have made continued investments in frontline team member wage rates in our U.S. Company-owned stores and supply chain centers. We are committed to providing pay equity for all employees.

Domino’s offers a comprehensive benefits package to eligible team members, including several benefits designed to promote an inclusive workplace like paid parental leaves, adoption support, discounted childcare tuition, and health plans that are available to dependents, spouses and domestic partners and include fertility support. We also offer eligible team members a 401(k) plan, an Employee Stock Purchase Discount Program, education assistance, access to financial education, a back-up childcare network and access to legal assistance.

Beyond basic insurance programs, Domino’s offers other wellness services to help team members participating in our health plan manage and optimize their health. These no-cost programs include access to health coaching, smoking cessation, diabetes and hypertension management and at-home physical therapy for such team members, in addition to emotional support through Domino’s team member assistance program for all part-time and full-time team members and their dependents. Additionally, we provide up to 40 hours per year of sick time for all part-time and full-time team members, with no waiting period for our part-time team members who begin accruing sick pay on their first day of hire, and access to an outside wellness platform featuring thousands of videos on topics like mindfulness, exercise, nutrition, sleep and financial well-being.

20	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	CORPORATE GOVERNANCE AND DIRECTOR INFORMATION

Talent Development and Recruiting. Domino’s team members are empowered to drive their own success through different resources, training and early development and leadership pipeline programs. To continue to strengthen our ability to attract and retain talent, in recent years we have made continued investments in frontline team member wage rates in our U.S. Company-owned stores. We also review scores for our team member engagement surveys to identify strengths and opportunities for our brand.

The opportunity and career potential at Domino’s are best represented in a key statistic: substantially all of our U.S. franchisees started as delivery drivers or in other in-store positions. With the vast majority of Domino’s U.S. franchisees developed from within our own system, the opportunity to become a small business owner is a profound and unique aspect of Domino’s culture and strength as a brand. Experienced store managers and other operators can apply for Franchise Management School (“FMS”). At FMS, these operators receive training for a successful transition from store management to store ownership.

Empowering People Efforts. Our mission, rooted in our values, starts with our people. Domino’s team members have a passion for innovation and learning, a commitment to our core values and to delivering the joy of pizza worldwide. We believe that fostering a sense of belonging for everyone promotes a culture where anything is possible. That is why we are committed to building an environment that welcomes, seeks to understand and values everyone’s contribution. We are made better together.

The Company provides enhanced disclosure of the demographic information of our corporate workforce, along with the breakdown of our corporate workforce by race, ethnicity and gender from our consolidated EEO-1 report.

Team Member Engagement. Domino’s is committed to fostering an engaged culture in the workplace where people are respected and appreciated, and where team members listen, learn, and support each other. We define team member engagement as the strength of the connection team members feel toward the work they do, their teams and the overall organization. Every year our aim is to proactively and continuously listen to our team members’ sentiment around their work, direct manager, teams, culture, and overall commitment to the brand. Through deep analyses and leader-led listening sessions, we strive to validate our efforts and commit ourselves to making year-over-year improvement as we propel Domino’s to be a workplace of choice.

Business Resource Groups. One of the ways we engage our team members is through our business resource groups (BRGs), which are open to all team members regardless of demographics. Our BRGs hold company-wide fireside chats featuring inclusive topics and speakers, provide best practice sharing, and help team members enhance professional skills and nurture meaningful work connections. Our five BRGs serve as trusted advisors to functional business groups while continuing to foster a culture of belonging, inclusion and allyship.

Board Oversight. The Board oversees and is regularly updated on the Company’s leadership development and talent management strategies designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives, enhance Domino’s culture as described below and build long-term shareholder value. The Board formally reviews and discusses management development and succession plans for the Chief Executive Officer and senior management of the Company, including individual senior management transitions as the need arises over the course of the year.

Beyond leadership development, our Board is focused on culture and human capital management priorities for promoting a safe, inclusive and respectful work environment, where employees across our entire workforce feel comfortable bringing their best selves to work, are inspired to act ethically and raise concerns and are enabled to implement new and innovative ideas in the best interests of the business.

As part of its human capital management efforts, the Board also reviews team member engagement surveys and receives updates on management’s plans for addressing concerns or potential areas of improvement. In recognition of the importance of this topic to Domino's, the Compensation and Human Capital Committee also oversees the Company's key human capital and talent management strategies and programs, employee wellness, development, engagement and its total rewards philosophy.

Shareholder Engagement

Shareholder engagement is a vital part of our governance profile, and we maintain active, year-round engagement with our shareholders in pursuit of the continued delivery of sustainable, long-term value to them. We recognize the value of shareholder engagement and take a proactive approach to shareholder outreach. In 2025, we met with approximately 250 investors, totaling more than 60 percent of our outstanding shares to discuss a range of topics, including the performance of the business and our strategic initiatives, in addition to ESG, executive compensation, stewardship and other issues, and to address any questions and concerns. We regularly review certain governance, compensation and other policies and practices in response to comments from our

CORPORATE GOVERNANCE AND DIRECTOR INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	21

shareholders. We believe our engagement program empowers shareholders to provide feedback and raise any concerns with us and enables us to effectively respond to their feedback in a transparent manner.

Stewardship at Domino’s

Domino's stewardship vision is to feed the power of possible every day for the communities we serve, our people and the planet. We do this with our pizza and by living our values every day. Fulfilling this vision requires focusing on those efforts that are most important to our business and stakeholders. We have three pillars of stewardship that guide our work.

Planet: We focus on science-based climate targets and actions to reduce our greenhouse gas emissions, address deforestation, and reduce impacts from water, waste, and packaging. We have established significant commitments on greenhouse gas emissions and in October 2024 our near-term and net zero targets were approved by the Science-Based Targets initiative (SBTi). We have established a commitment to achieve our near-term targets by 2032 and achieve net zero carbon emissions by 2050. We are committed to achieving zero deforestation across all primary commodities linked to deforestation and have established a deforestation policy in furtherance of this commitment.

People: We create a company culture that provides a safe, inclusive workspace, with development pathways and supportive benefits. We have also strengthened our commitment to local communities and national partners.

Our national philanthropic partner is St. Jude Children’s Research Hospital®, which is internationally recognized for its pioneering work in finding cures and saving children with cancer and other catastrophic diseases. Through a variety of internal and consumer-based activities, including a national consumer fundraising campaign called St. Jude Thanks and Giving®, the Domino’s system has contributed approximately $162 million to St. Jude since our partnership began in 2004, including raising over $19 million in 2025. We have a commitment to raise a cumulative $300 million for St. Jude by 2034, the 30th anniversary of our partnership.

We also support the Domino’s Pizza Partners Foundation (the “Partners Foundation”). Founded in 1986, the mission of the Partners Foundation is “Team Members Helping Team Members.” Primarily funded by team member and franchise contributions, the Partners Foundation is a separate, not-for-profit organization that has disbursed nearly $16 million over the past five years. The Partners Foundation is committed to meeting the needs of Domino’s team members facing crisis situations, such as fire, illness, natural disasters or other personal tragedies.

Finally, our remaining corporate giving priorities center around topics that are highly relevant to ensuring our communities are places where we, our business, and our team members can thrive: hunger relief and farming. We recently expanded our multi-year commitments to No Kid Hungry and Future Farmers of America (FFA).

Pizza: We increase supply chain transparency through maintaining our supplier standards and food safety requirements, providing nutritional details, and maintaining our animal care standards.

You can find more information about our initiatives and read our 2025 Corporate Stewardship Report, which includes both Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) indexed tables, at stewardship.dominos.com. The information included in our Corporate Stewardship Report is not incorporated by reference herein and should not be considered a part of this document.

Prohibition Against Hedging Transactions

All of the Company’s employees and directors are prohibited from any hedging of Company securities, including by way of forward sales contracts, collars or otherwise, pursuant to our Insider Trading Policy.

Insider Trading Policies and Procedures

We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of securities by our directors, officers, employees, and other covered persons which we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to us. We have also implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the 2025 10-K.

22	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	CORPORATE GOVERNANCE AND DIRECTOR INFORMATION

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Audit Committee is governed by a written charter which was adopted by the Company’s Board of Directors and is reviewed annually by the Audit Committee. The Audit Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for, in addition to other activities, the appointment, retention and compensation of the Company’s independent registered public accounting firm. The Audit Committee has a policy with respect to the pre-approval of non-audit services.

Each member of the Audit Committee was determined to be independent as required under the Nasdaq listing standards, including those rules applicable to audit committee members. The Board determined that one of its members during fiscal 2025, Mr. Federico, was an audit committee financial expert under Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during 2025.

In performing its responsibilities, the Audit Committee, in addition to other activities: (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and (iii) received the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2025 for filing with the SEC.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company, with such reappointment to be ratified by the shareholders at the Annual Meeting.

Respectfully submitted,
Audit Committee Richard L. Federico, Chairperson James A. Goldman Stephen H. Kramer Patricia E. Lopez

AUDIT COMMITTEE REPORT	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	23

Proposal Two: Ratification of Independent Registered Public Accounting Firm

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accounting firm for the current year. Under applicable law, listed company rules and the Company’s By-Laws, abstentions are not counted as votes cast and will have no effect on the outcome of the vote. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Audit Committee determines such action to be necessary or desirable. Conversely, if the selection of PricewaterhouseCoopers LLP is not ratified by shareholders, the Audit Committee, in its discretion, could still decide to continue the engagement with PricewaterhouseCoopers LLP for the 2026 audit if the Company determines such action to be necessary or desirable.

Our Board of Directors and Audit Committee Unanimously Recommend a Vote FOR
Ratification of the Selection of PricewaterhouseCoopers LLP as the
Independent Registered Public Accounting Firm of the Company for the 2026 Fiscal Year

✓

24	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stock Ownership Information

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the SEC) with respect to the persons believed by the Company to beneficially own more than 5% of the outstanding common stock, par value $0.01 per share, of the Company as of December 31, 2025:

	Common Stock, par value $0.01 per share
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group(1)	3,875,715	11.53%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Warren E. Buffett/Berkshire Hathaway Inc.(2)	3,350,000	9.96%
3555 Farnam Street
Omaha, NE 68102

BlackRock, Inc.(3)	2,265,195	6.74%
50 Hudson Yards
New York, New York 10001

T. Rowe Price Investment Management, Inc.(4)	2,097,264	6.24%
101 E. Pratt Street
Baltimore, MD 21201

(1)
Represents shares of common stock of the Company beneficially owned as of December 29, 2023, based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. The Vanguard Group is the beneficial owner of 3,875,715 shares of common stock of the Company and has shared voting power with respect to 46,748 shares, sole dispositive power with respect to 3,725,352 shares and shared dispositive power with respect to 150,363 shares of common stock of the Company.
(2)
Represents shares of common stock beneficially owned as of December 31, 2025, based on a Schedule 13G/A filed on February 17, 2026 by Warren E. Buffett, Berkshire Hathaway Inc., and certain other reporting persons disclosed in the Schedule 13G/A (collectively, the “Reporting Persons”). The Reporting Persons are the beneficial owners of, and have shared voting power and shared dispositive power with respect to, all 3,350,000 shares of common stock of the Company.
(3)
Represents shares of common stock of the Company beneficially owned as of June 30, 2025, based on a Schedule 13G/A filed on July 17, 2025 by BlackRock, Inc. BlackRock, Inc. is the beneficial owner of and has sole dispositive power with respect to 2,265,195 shares of common stock of the Company and sole voting power with respect to 2,090,811 shares of common stock of the Company.
(4)
Represents shares of common stock of the Company beneficially owned as of March 31, 2025, based on a Schedule 13G/A filed on May 14, 2025 by T. Rowe Price Investment Management, Inc. T. Rowe Price Investment Management, Inc. (Price Investment Management) is the beneficial owner of and has sole dispositive power with respect to 2,097,264 shares of common stock of the Company and has sole voting power with respect to 2,092,187 shares of common stock of the Company.

The foregoing information is based upon the most recent Schedule 13G reports or amendments filed with the SEC by the above beneficial owners with respect to their holdings of the common stock of Domino’s Pizza, Inc.

STOCK OWNERSHIP INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	25

Security Ownership of Management

The following table sets forth, as of December 28, 2025, the end of the Company’s last fiscal year, information with respect to the Company’s common stock, par value $0.01 per share, owned beneficially by each director, by each director nominee, by the named executive officers listed in the Summary Compensation Table starting on page 46 of this Proxy Statement and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Russell J. Weiner(1)	110,764	*
Sandeep Reddy(2)	17,349	*
Joseph H. Jordan(3)	41,115	*
Cynthia A. Headen(4)	11,146	*
Kelly E. Garcia(5)	21,457	*
David A. Brandon	10,105	*
Andrew B. Balson(6)	39,306	*
Corie S. Barry	2,679	*
Diane L. Cafritz(7)	15	*
Richard L. Federico	6,669	*
James A. Goldman(8)	3,384	*
Stephen H. Kramer	-	-
Patricia E. Lopez	2,435	*
All current directors and executive officers as a group (18 persons)(9)	299,956	0.89%

* Less than 1%.

(1)
Includes 81,216 shares of common stock issuable upon exercise of options that were exercisable on December 28, 2025 or within 60 days thereafter. Also includes 297 shares of common stock held in the Russell Weiner Trust Agreement U/A Dtd 09/03/2003 and 3,036 shares of common stock held in the Russell J. Weiner 2023 Grantor Trust.
(2)
Includes 12,208 shares of common stock issuable upon exercise of options that were exercisable on December 28, 2025 or within 60 days thereafter.
(3)
Includes 37,120 shares of common stock issuable upon exercise of options that were exercisable on December 28, 2025 or within 60 days thereafter.
(4)
Includes 10,231 shares of common stock issuable upon exercise of options that were exercisable on December 28, 2025 or within 60 days thereafter. Also includes 22.368 shares of common stock held by Ms. Headen’s spouse.
(5)
Includes 17,143 shares of common stock issuable upon exercise of options that were exercisable on December 28, 2025 or within 60 days thereafter.
(6)
Includes 30,633 shares of common stock held in the Andrew B. Balson 2004 Irrevocable Family Trust, and 6,870 shares of common stock held in the Andrew B. Balson 2011 Irrevocable Family Trust.
(7)
Includes 15 shares of common stock held by Ms. Cafritz’s spouse.
(8)
Reflects 3,384 shares of common stock held in the James Alan Goldman Revocable Trust.
(9)
Includes an aggregate of 175,076 shares of common stock issuable upon exercise of outstanding options that were exercisable on December 28, 2025 or within 60 days thereafter by our current directors and executive officers as a group.

The information with respect to beneficial ownership is based upon information furnished by each director, nominee or executive officer, or information contained in filings made with the SEC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who own more than 10% of any Domino’s Pizza, Inc. common stock to file initial reports of ownership and reports of changes in ownership of Domino’s Pizza, Inc. common stock with the SEC. The Company assists its directors and certain executive officers in completing and filing those reports. The Company is required to disclose in this Proxy Statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors, executive officers and shareholders who own more than 10% of Domino’s Pizza, Inc. common stock were complied with during the last completed fiscal year except that Jessica L. Parrish filed a late Form 4 on July 3, 2025 with respect to an award of shares issued under the EIP that occurred on June 30, 2025 due to an inadvertent administrative error.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Capital Committee are Ms. Barry (Chairperson) and Messrs. Balson and Kramer. Mr. Ballard also served as a member during fiscal 2025 prior to his resignation from the Board. During fiscal 2025, no member of the Compensation and Human Capital Committee was an officer or employee of ours, a former officer of ours or of our subsidiaries or had any relationships requiring disclosure by us under Item 407(e) of Regulation S-K. None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation and Human Capital Committee during fiscal 2025.

26	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	STOCK OWNERSHIP INFORMATION

Executive Compensation

Compensation Committee Report

The following Report of the Compensation and Human Capital Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s fiscal 2025 Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
Compensation and Human Capital Committee Corie S. Barry, Chairperson Andrew B. Balson Stephen H. Kramer

EXECUTIVE COMPENSATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	27

Compensation Discussion and Analysis

Executive Summary

Domino’s objective is to remain the worldwide leader in the pizza industry and one of the top restaurant brands in the world, while continuing to grow its business. To accomplish this objective, the Compensation and Human Capital Committee (the “Compensation Committee”) believes that Domino’s must recruit, retain and motivate well-qualified and high-performing executives to help attain the Company’s business goals and objectives, and we have established short- and long-term compensation programs that we believe support these objectives. Having a highly engaged executive team with the ability to successfully execute our business strategy in dynamic environments has been critical to our strong performance over many years. This Executive Summary highlights the key aspects of our fiscal 2025 performance and compensation program.

Fiscal 2025 Business Performance. Fiscal 2025 was a year of strong financial and operating performance for the Company, as discussed more fully in “Proxy Summary—2025 Business Highlights” above. It was also a year in which we maintained our focus on executing on our five-year strategic vision rooted in our commitment to future growth and success through our “Hungry for MORE” strategy, which is our plan to deliver MORE sales, MORE stores and MORE profits. Amid a continued challenging operating environment, the Company continued to stay focused on its stakeholders – its customers, team members, franchisees, communities and shareholders – and delivered strong performance across the business in fiscal 2025 and generated further market share growth within the QSR pizza category.

The following table illustrates the Company’s growth in fiscal 2025 in terms of global retail sales, income from operations, Consolidated Adjusted EBITDA (as defined below), store count, and stock price at fiscal year-end relative to fiscal 2024 and fiscal 2023.

(Dollars in millions, except stock price)	2025	2024	2023	Percent Increase 2023 to 2025
Global Retail Sales	$20,126.8	$19,124.2	$18,275.8	10.1%
Income from Operations	$954.0	$879.0	$819.5	16.4%
Consolidated Adjusted EBITDA(1)	$1,085.3	$1,011.7	$939.1	15.6%
Store Count (Fiscal Year End)	22,142	21,366	20,591	7.5%
Stock Price (Fiscal Year End)	$425.56	$429.62	$412.23	22.9%	(2)

(1)
Consolidated Adjusted EBITDA is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting ($1,184.0 million, $1,106.7 million and $1,026.0 million in fiscal 2025, 2024 and 2023, respectively), less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs ($98.7 million, $95.0 million and $86.9 million in fiscal 2025, 2024 and 2023, respectively). For information on the use of Consolidated Adjusted EBITDA under the Company’s AIP and EIP (each as defined below), refer to “—Components of Total Direct Compensation—Annual Performance Incentives” and “—Components of Total Direct Compensation—Long-term Incentive Compensation—Long-Term Performance-Based Restricted Stock Units (PSUs).”
(2)
Percent increase is calculated from the Company’s closing stock price on the last trading day of fiscal 2022 ($346.40) in order to capture the three-year change.

We remain the largest pizza company in the world and the Company’s sales performance continues to show comparable strength within QSR pizza, with a three-year U.S. retail sales cumulative average growth rate of 4.4%. This growth compares favorably to the cumulative average market growth rate of the QSR pizza category. Overall, the Company’s global retail sales, excluding foreign currency impact, increased an average of 5.6% year-over-year over the last three years and the Company’s common stock price increased 22.9% from the beginning of fiscal 2023 through the end of fiscal 2025. Our performance for the three-year period ending with fiscal 2025 demonstrated continued growth in our market share and financial results and corresponding growth in the Company’s stock price over this period.

Named Executive Officers. This Compensation Discussion and Analysis describes the Company’s executive compensation program, philosophy and objectives as they relate to our 2025 named executive officers listed below:

•
Russell J. Weiner – Chief Executive Officer (“CEO”)
•
Sandeep Reddy – Executive Vice President and Chief Financial Officer (“CFO”)

28	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

•
Joseph H. Jordan – Chief Operating Officer and President – Domino's U.S. (“COO”)
•
Cynthia A. Headen – Executive Vice President, Chief Supply Chain Officer (“CSCO”)
•
Kelly E. Garcia – Executive Vice President, Chief Technology and Data Officer (“CTO”)

2025 Compensation Program Highlights. Key events with respect to our 2025 executive compensation program and the compensation of our named executive officers are as follows:

•
2025 corporate performance under the Domino’s Pizza Senior Executive Annual Incentive Plan (“AIP”) (based on Incentive Adjusted EBITDA, as defined below) was achieved at 100% of target, resulting in a cash payout of AIP awards at 100.0% of target. This continued increase in profitability for fiscal 2025 followed strong performance in both fiscal 2024 and fiscal 2023 and the Company’s named executive officers contributed greatly to this achievement.
•
We maintained a long-term incentive compensation program comprised of performance-based restricted stock units (“PSUs”), time-vesting restricted stock units (“RSUs”) and stock options.
•
Our CEO received increased target long-term incentive compensation in the form of an increased equity grant under the EIP to bring his target compensation closer to market median and reflect his continued progression in the CEO role. In conjunction with this increase, our CEO's target equity mix shifted to focus more heavily on PSUs (from 50% PSUs, 25% RSUs and 25% stock options to 55% PSUs, 25% stock options and 20% RSUs).
•
Demonstrating the emphasis that the Compensation Committee places on the performance-based components of total direct compensation, in fiscal 2025 approximately 91% of the target total direct compensation for our CEO, and an average of approximately 81% of all other named executive officers’ target total direct compensation, was variable and tied to Company financial and/or stock price performance.
•
In March 2025, Mr. Jordan was promoted to the position of Chief Operating Officer and President – Domino's U.S.; in this role, Mr. Jordan serves as the Company's principal operating officer.
•
Other than Mr. Jordan's salary increase due to his promotion, the 2025 base salaries of the named executive officers remain unchanged from their 2024 levels. This approach underscores our focus on performance-based compensation, which constitutes the majority of our named executive officers' target total direct compensation.

Summary of Chief Executive Officer and Other Named Executive Officers’ Compensation. Consistent with our compensation philosophy, a significant portion of each named executive officer’s compensation is at-risk and tied to Company financial and/or stock price performance, as summarized in the charts below. See “—Compensation Philosophy and Process” for more details on the factors considered by the Compensation Committee that impacted compensation decisions and see “2025 Summary Compensation Table” for the compensation paid or awarded to the named executive officers for fiscal year 2025.

* Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	29

Compensation Program Overview

The Compensation Committee is responsible for determining the compensation of our executive officers and administering the cash incentive and equity-based plans in which our executive officers, directors and other eligible employees participate. The goal of the Company’s executive compensation program is to attract, motivate and retain talented and high-performing individuals to help us attain our business goals and objectives. We are committed to achieving long-term, sustainable growth and increasing shareholder value. Our executive compensation program is designed to align with and enhance these goals and commitments, as well as to enhance retention and to encourage and reward strong financial performance on both an annual and long-term basis. We use a combination of short-term and long-term incentives to establish a strong connection between Domino’s operating performance and actual compensation delivered.

The Compensation Committee uses total direct compensation as the primary measure of compensation for our named executive officers. The principal elements of total direct compensation for our CEO and our other named executive officers are: (i) annual base salary, (ii) annual performance cash incentives under the AIP and (iii) long-term incentive compensation consisting of PSUs, RSUs and stock options granted under the EIP.

2025 Principal Elements of Total Direct Compensation

Base Salary	+	Annual Performance Incentive (cash award under the AIP)	+	Long-term Incentive Compensation (performance-based restricted stock units, time-vesting restricted stock units and stock options under the EIP)	=	TOTAL DIRECT COMPENSATION

The Compensation Committee places a significant focus on variable and performance-based compensation, which is provided in the form of annual performance cash incentives under the AIP and equity-based awards under the EIP. Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our named executive officers with those of our shareholders.

Demonstrating the emphasis that the Compensation Committee places on the performance-based components of total direct compensation, in fiscal 2025 approximately 91% of the target total direct compensation for our CEO was variable and tied to Company financial and/or stock price performance and an average of approximately 81% of the target total direct compensation for all other named executive officers was variable and tied to Company financial and/or stock price performance.

Other aspects of the Company’s executive compensation program are intended to further align the interests of our named executive officers with those of our shareholders and to promote good corporate governance. These include:

WHAT WE DO

- ✓ *Annual review of our compensation plans, policies, and significant compensation practices*
- ✓ *Meaningful stock ownership guidelines*
- ✓ *A cap on maximum annual performance incentives*
- ✓ *Annual evaluation of level of risk in incentive compensation*
- ✓ *Maintaining a recoupment policy compliant with SEC and exchange listing rules*
- ✓ *Anti-pledging and anti-hedging provisions contained in our Insider Trading Policy*

30	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Process

Compensation Committee Philosophy. The Compensation Committee determines the components and levels of target total direct compensation and the relative weightings of each component for each of our named executive officers. The Compensation Committee generally targets the median of the applicable benchmark (i.e., peer group and broader retail/wholesale and general industry surveys, as described below) when setting target total direct compensation levels for our CEO and other named executive officers, but also takes into account other factors as described below. Executive-specific considerations, strategic Company considerations, actual performance related to the applicable AIP and long-term incentive compensation metrics and stock price performance can result in our named executive officers’ actual total direct compensation being above or below the median in any given year. Our use of peer group benchmarking and other data in making compensation decisions is described below.

Compensation Setting Process. The Compensation Committee follows a thoughtful and deliberate approach in overseeing executive compensation and making compensation decisions throughout the year. In order to evaluate and maintain the effectiveness of the Company’s current executive compensation program, the Compensation Committee annually reviews the reasonableness of executive compensation levels with the assistance of an independent compensation consultant, as well as publicly available information about compensation levels at comparable companies within the Company’s peer group (described below) and evaluates such levels in light of individual performance as well as the Company’s growth, profitability and business performance. In 2025, the Compensation Committee continued to use Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.

In making compensation decisions, the Compensation Committee reviews the nature and scope of each named executive officer’s responsibilities, as well as the named executive officer’s effectiveness in supporting the Company’s short- and long-term goals. The Compensation Committee attempts to set annual base salary, annual performance incentives, long-term incentive compensation and other compensation and benefits at levels that it believes will attract, motivate and retain superior executive talent in a highly competitive environment.

In December 2024, the Compensation Committee conducted a review of the target total direct compensation of our named executive officers for 2025 using data provided by Meridian, as described below.

The Compensation Committee places more emphasis on the performance-based components of total direct compensation for our CEO and COO than for our other named executive officers. Mr. Weiner’s target pay mix for fiscal 2025 was allocated approximately as follows: 9% annual base salary, 18% annual performance incentive and 72% long-term incentive compensation and Mr. Jordan’s target pay mix for fiscal 2025 was allocated approximately as follows: 17% annual base salary, 26% annual performance incentive and 57% long-term incentive compensation.

* Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	31

For fiscal 2025, the Compensation Committee allocated the target total direct compensation pay mix for each of our CFO, CTO and CSCO as follows:

* Represents each named executive officer’s target total direct compensation pay mix. Amounts are based on the grant date fair value of target long-term incentive compensation and assume target performance for short-term cash incentives and PSUs. Totals may not sum to 100% due to rounding.

† The RSUs granted to our CSCO in fiscal 2025 include 760 RSUs granted as part of her annual award and 1,710 RSUs granted as part of a retention award intended to secure her continued employment through her anticipated retirement date.

For fiscal 2025, the AIP amounts reported in the Summary Compensation Table as earned by our named executive officers are equal to the amounts awarded at target, as shown above, due to the Company’s achievement of Incentive Adjusted EBITDA at target levels, as further described below under “—Components of Total Direct Compensation—Annual Performance Incentives.”

Consideration of Say-On-Pay Vote and Shareholder Feedback. In evaluating the Company’s executive compensation program, the Compensation Committee also considered the results of the advisory vote on the say-on-pay proposal presented at the Company’s 2025 annual meeting of shareholders. At the 2025 annual meeting, nearly 95% of shares voted were in support of the compensation provided to our named executive officers. While shareholder support of our executive compensation program, as reflected in the results of the annual advisory say-on-pay shareholder vote, has been very strong in recent years, the Compensation Committee continually assesses the structure of our long-term incentive compensation program with guidance from Meridian. The Committee believes that the current program comprised of PSUs, RSUs and stock options creates strong alignment between executive compensation and the interests of shareholders and believes that the use of PSUs, RSUs and stock options that vest over a multi-year period focuses executives on the Company’s long-term interests without leading to imprudent risk-taking and also reflects market “best practices.”

32	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

In addition to considering the results of the 2025 say-on-pay vote as described above, the Company regularly engages in discussions with certain major shareholders to solicit their feedback regarding our executive compensation program, including as part of our regular shareholder outreach efforts described further in “Corporate Governance and Director Information—Shareholder Engagement.” The Company has made changes to our executive compensation program in prior years based upon feedback from this shareholder outreach and plans to continue these shareholder engagement efforts in future years. Discussions with these shareholders in 2025 did not indicate any significant concerns with our current executive compensation program.

Role of the Compensation Consultant. The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors and others to assist the Compensation Committee and also to discontinue such services in its sole discretion. In accordance with this authority, the Compensation Committee engaged Meridian as an independent compensation consultant beginning in fiscal 2019 to advise on matters related to executive and director compensation. In addition to attending the regular Compensation Committee meetings held in 2025, in December 2024 Meridian provided its analysis of competitive executive pay practices (the “Meridian Analysis”) that the Compensation Committee used in evaluating and determining our named executive officers’ target total direct compensation, and the components and relative weightings thereof, for fiscal 2025. Meridian was available to advise the Compensation Committee with respect to various executive and director-related compensation matters throughout the year.

The Compensation Committee assessed the independence of Meridian pursuant to Item 407(e)(3)(iv) of Regulation S-K and concluded that no conflict of interest existed with Meridian during its engagement that would prevent Meridian from independently advising the Compensation Committee. The Compensation Committee has continued to retain and use Meridian in fiscal 2026.

Benchmarking and Peer Group. The Compensation Committee evaluates executive compensation by measuring the target total direct compensation of our named executive officers against benchmarks consisting of the Company’s peer group described below and of other comparable companies. It conducts an annual review of executive compensation by analyzing peer group pay data and applicable benchmark data, including the Meridian Analysis (as previously described), which include relevant retail/wholesale and general industry compensation market data. The Compensation Committee generally uses a composite of this peer group and market survey and other data to determine market compensation levels, which it then considers when establishing target levels of total direct compensation for the named executive officers and the components and relative weightings of such compensation. The Compensation Committee's annual benchmarking in December 2024 reflected an increased revenue range for comparable companies to acknowledge the difference between the Company's reported revenue and system-wide revenue given its franchise model and is intended to reflect the Company's complexity as compared to non-franchise businesses. When making compensation decisions, the Compensation Committee is informed by the experiences of its members and also takes into account individual compensation recommendations from our CEO, with respect to the other named executive officers, and the Executive Chairman of the Board and the Chairperson of the Compensation Committee, with respect to our CEO, along with, among other things, the executive’s individual performance, scope of job responsibilities, leadership and years of experience, all as further described below. The Compensation Committee generally sets target total direct compensation for our executives to be competitive with the Company’s peer group and other market data, taking into account the Company’s scale and level of performance.

For 2025, the Compensation Committee considered the industry survey data in the Meridian Analysis, along with Company- and individual-specific factors including Mr. Weiner’s continued progression in the CEO role, when increasing his compensation and setting his annual base salary and total target direct compensation at a level

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	33

competitive within the market, but below the relevant market median, as described in further detail under “Compensation for Chief Executive Officer” below. The Compensation Committee generally targets the annual base salary and total direct compensation for the other named executive officers, on average, to be within a competitive range around the market median for the upcoming year, again taking into account both the Company- and individual-specific factors described above.

The Compensation Committee reviews the composition of its peer group annually in July for use in executive compensation decisions for the following year with input from Meridian. In July 2024, the Compensation Committee approved a revised peer group, for use beginning with 2025 compensation decisions, to better align with the size, strategic profile, scope, and business similarities with the Company. The updated peer group below was used for benchmarking with regard to compensation for 2025.

Peer Group

Bath & Body Works, Inc.	Papa John’s International, Inc.
Bloomin’ Brands, Inc.	Restaurant Brands International Inc.
Chipotle Mexican Grill, Inc.	Texas Roadhouse, Inc.
Darden Restaurants, Inc.	The Wendy’s Company
Hilton Worldwide Holdings Inc.	Ulta Beauty, Inc.
Hyatt Hotels Corporation	Wingstop Inc.
InterContinental Hotels Group PLC	Wyndham Hotels & Resorts, Inc.
lululemon athletica inc.	Yum China Holdings, Inc.
Marriott International, Inc.	Yum! Brands, Inc.

The following criteria were considered in determining the members of the Company’s 2025 peer group: publicly-traded retail or hospitality industry companies of comparable scale and relative size, taking into account both reported and system-wide revenue, market capitalization and scope of international operations, along with complexity of business (including franchise model) and a similar recruiting pool for executives.

In determining the 2025 peer group, the Compensation Committee removed each of Expedia Group, Inc. and Wayfair, Inc. as technology-based applications and Norwegian Cruise Lines Holdings Ltd. and Royal Caribbean Cruises Ltd. as capital-intensive transportation companies and added Marriott International, Inc. as a franchisor with a large global presence, each of Yum China Holdings, Inc. and Wingstop, Inc. as restaurant peers and each of Bath & Body Works, Inc., lululemon athletic inc. and Ulta Beauty, Inc. as retailers with physical stores and a large online presence.

Role of Executive Officers in Establishing Compensation. The Company’s executive officers have a limited role in the executive compensation setting process. Our CEO, the Company’s Executive Vice President, Chief Human Resources Officer and the Chairperson of the Compensation Committee annually review the performance of each named executive officer (other than our CEO) and the Company’s other senior leadership to formulate compensation recommendations for the Compensation Committee. In addition, the Executive Chairman of the Board and the Chairperson of the Compensation Committee review the performance of our CEO to make recommendations to the Compensation Committee regarding our CEO’s compensation. Our CEO abstains from participating in all discussions regarding his compensation. The scope of these reviews is to evaluate performance for a given year and make compensation recommendations for that year and the subsequent year, including with respect to base salary adjustments and annual and long-term incentive awards under the AIP and EIP, respectively. The Chairperson of the Compensation Committee typically engages in discussions with the independent compensation consultant prior to presenting compensation recommendations to the full Compensation Committee for approval, which occurs in February of each year. The Compensation Committee may exercise its discretion to modify any recommended base salary adjustments or annual performance incentive or long-term incentive compensation awards to executives. The Compensation Committee ultimately makes all compensation decisions for our named executive officers, which, for all named executive officers other than the CEO, are then ratified by our Board of Directors.

Use of Tally Sheets. In 2025, the Compensation Committee continued its practice of annually reviewing comprehensive tally sheets for each of our named executive officers. These tally sheets are prepared by management and quantify the elements of each named executive officer’s total direct compensation. The tally sheets contain annual cash compensation (base salary and annual performance incentive), other compensation,

34	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

stock option exercises, equity award vesting events and annual equity award grants under the EIP, and also include the Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”) fair market values for the equity award grants made in the year, potential severance payments, and equity award holdings, with the total in-the-money value of such equity awards at the end of the preceding fiscal year. The Compensation Committee uses the tally sheets to get a full picture of the compensation accumulated by each named executive officer to date, including accumulated equity value and potential severance.

Equity Award Processes. Annual equity awards are granted to our named executive officers in March of each year to align with the timing of the annual total direct compensation decisions made by the Compensation Committee. On occasion, in connection with new hires, promotions or certain corporate events, equity awards have been granted at other times throughout the year, including on a quarterly basis. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards and the Company has not and does not time the release of material non-public information for the purpose of affecting the value of executive compensation. The exercise price of stock options is set at the closing price of the Company’s common stock on the listing exchange on the date of the grant.

Components of Total Direct Compensation

Annual Base Salary. The Compensation Committee annually reviews and approves the annual base salaries of our named executive officers and any adjustments to their salaries. The Compensation Committee believes that a competitive base salary provides the foundation for the total compensation package required to attract, retain and motivate executives. In making decisions about any adjustments to annual base salaries, the Compensation Committee considers various factors such as:

•
Industry compensation survey and peer group compensation data provided and summarized by its independent compensation consultant;
•
The executive’s employment agreement with the Company;
•
The executive’s individual performance, scope of job responsibilities, leadership and years of relevant experience; and
•
The performance of the Company.

The 2025 annual base salaries for our named executive officers other than our COO were unchanged from fiscal 2024 and our COO's annual base salary was increased by 5.3%, reflecting his promotion in March 2025. These 2025 annual base salaries for our named executive officers were reviewed and approved by the Compensation Committee and were as follows:

Executive	2024 Base Salary	2025 Base Salary	% Change
Russell J. Weiner	$925,000	$925,000	-
Sandeep Reddy	$718,000	$718,000	-
Joseph H. Jordan	$665,000	$700,000	5.3%
Cynthia A. Headen	$500,000	$500,000	-
Kelly E. Garcia	$550,000	$550,000	-

Annual Performance Incentives. The following section describes the annual performance incentive award for fiscal 2025 for each of our named executive officers under the AIP. The 2025 annual performance incentive targets for our named executive officers were unchanged from fiscal 2024 and were as follows:

Executive	2025 Annual Performance Incentive Target (% of annual base salary)
Russell J. Weiner	200%
Sandeep Reddy	100%
Joseph H. Jordan	150%
Cynthia A. Headen	100%
Kelly E. Garcia	100%

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	35

The Compensation Committee establishes the performance measures and targets under the AIP and approves annual performance incentive payouts for the named executive officers based on the extent to which the pre-established performance targets associated with such annual incentives have been achieved. The Compensation Committee approved annual performance incentive awards under the AIP to each of the named executive officers for fiscal 2025 as further described below.

The AIP provides the Compensation Committee with flexibility in selecting the plan participants and establishing the performance measures, performance periods and performance targets, including minimum and maximum annual payment thresholds, for annual awards made under it. All bonus-eligible team members of the Company participate in the AIP or another Company annual bonus program that contains the same financial performance metrics as the AIP. For fiscal 2025, greater than 90% of the applicable performance target was required to be achieved in order for AIP participants to be eligible to receive an annual performance incentive payout; the maximum annual payout under the AIP was the lesser of (i) 250% of an individual’s annual performance incentive target and (ii) $5,000,000 per participant, the maximum annual payment amount under the AIP. In December 2024, the Compensation Committee established the annual incentive framework under the AIP for the 2025 fiscal year. In February 2025, the Compensation Committee selected the participants, set the individual target percentage for each participant, and established the annual performance target under the AIP, which remained unchanged throughout 2025.

The specific performance targets under the AIP established by the Compensation Committee are based on the business plans of the Company and take into account a variety of factors, including certain strategic plans, programs, commodity pricing and discounts (including long-term supply contracts), product pricing and discounts, volume and sales predictions, corporate store marketing plans and expenses, U.S. and international store count projections, product initiatives, technological initiatives, macroeconomic conditions, general operational needs of the Company and other significant factors related to the Company’s business.

To measure the achievement of annual performance incentives granted under the AIP with respect to fiscal 2025, the Compensation Committee selected Consolidated Adjusted EBITDA, with certain additional adjustments described below. Consolidated Adjusted EBITDA is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs. The Company uses Consolidated Adjusted EBITDA to determine future business objectives and targets and for long-range planning, as well as to evaluate total Company operating performance for the purposes of the AIP and PSUs, described below. Consolidated Adjusted EBITDA is an important measure for investors and other interested persons to understand the financial performance of the Company, and to assess the ability of the Company to meet its financial obligations. For purposes of the payout determination under the AIP, Consolidated Adjusted EBITDA is subject to certain additional adjustments (referred to as “Incentive Adjusted EBITDA”), measured over the full 2025 fiscal year. Such additional adjustments include (i) impacts from severances, reductions in workforce, criminal acts, foreign currency fluctuations, legal matters, dispositions or acquisitions of Company-owned stores or other facilities, discontinuation of lines of business, changes to the accounting classification of leases, health insurance changes, changes in governmental regulations, certain labor activities, natural disasters and acts of war, to the extent the net amounts differ from budgeted amounts by more than a specified threshold, as well as other significant items deemed appropriate, and (ii) the net incremental impact of the recognition of U.S. Company-owned store advertising expenses as compared to contributions to the Domino’s National Advertising Fund Inc. The Compensation Committee believes that the use of Incentive Adjusted EBITDA is appropriate because it is a reliable barometer for the overall success of the Company and it is a primary measure used by management to internally evaluate operating performance, to determine future business objectives and targets and for long-range planning for the Company. Incentive Adjusted EBITDA, as used for purposes of the AIP, is also used to set the constant growth rate target for the initial year in the three-year performance period for the PSUs granted in fiscal 2025, as described below. The Compensation Committee believes this is appropriate given that the PSUs are intended to serve as a long-term incentive vehicle to be earned over a three-year performance period, with targets set at the beginning of the performance period. Actual achievement under the AIP and the PSUs may differ as a result of the Company’s actual performance over the longer three-year performance period being measured against constant growth rate targets as compared to discrete annual goals as described below. While the Compensation Committee believes that the use of Consolidated Adjusted EBITDA in 2025 was appropriate for the reasons noted above, the Compensation Committee has determined to change the base profitability metric for future awards under the AIP and EIP to Consolidated Adjusted Operating Income beginning in fiscal 2026 to better align the internal performance metric with the external profitability target the Company utilizes under its Hungry For

36	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

MORE strategic plan, better align with peer practice and more appropriately capture the full financial impact of certain strategic initiatives. More information on this metric will be provided in next year’s proxy statement.

For fiscal 2025, as noted above, a named executive officer was not entitled to an annual performance incentive payout under the AIP unless Company performance exceeded 90% of the performance target (the “performance threshold”). If performance exceeded the performance threshold, the executive officer would receive 1% of their annual performance incentive target for every incremental 0.1% in excess of the performance threshold achieved by the Company, up to the maximum annual payment amount described above.

For illustrative purposes, assume a named executive officer had an annual base salary of $500,000 and was eligible for an annual performance incentive target of 100% of their annual base salary. Further assume that the Company had an annual performance target of $10,000,000. The Compensation Committee determined the following:

•
If the annual performance result was $10,100,000, or 101.0% achievement of the annual performance target, the Company would pay the named executive officer 110% of their annual performance incentive target, or $550,000. In other words, for 1% outperformance versus target, an additional 10% of target would be awarded.
•
Conversely, assume the annual performance result was $9,500,000, or 95% achievement of the annual performance target. In this situation, the Company would pay the named executive officer 50% (1% for every 0.1% over the performance threshold) of their annual performance incentive target, or $250,000.
•
Finally, assume the annual performance result was $9,000,000, or 90% achievement of the annual performance target. Given the performance threshold, the Company would pay the named executive officer 0% of their annual performance incentive target, or $0.

For the named executive officers, the annual performance target for fiscal 2025 was $1.089 billion in Incentive Adjusted EBITDA. This annual performance target was set to be aggressive, yet achievable, in order to sufficiently motivate executive performance. The Compensation Committee has consistently raised the annual performance target from the previous year’s actual results, including in the last five fiscal years as shown below, and, as such, the Compensation Committee believes that the annual performance targets serve to motivate our named executive officers to attain these goals. The increases in performance targets from fiscal year to fiscal year require strong performance from the Company in a highly competitive and dynamic market to achieve the annual performance target.

Fiscal Year	Annual Performance Target Percentage Change From Prior Year Actual Results(1)		Annual Performance Target Percentage Change From Prior Year Performance Target		Annual Performance Incentive Payout
2021	5.2%	(2)	10.3%		138.5%
2022	6.6%		9.5%		49.8%
2023(3)	5.5%		(3.9)%		106.3%
2024	7.3%		11.4%	(4)	106.4%
2025	7.1%		7.4%		100.0%

(1)
Fiscal 2020-2023 actual results reflect Segment Income (now Consolidated Adjusted EBITDA) and Fiscal 2024 actual results reflect Consolidated Adjusted EBITDA reported by the Company in its consolidated financial statements for each of the respective fiscal years.
(2)
When excluding the impact of the 53rd week included in fiscal 2020, the 2021 annual performance target reflected an 8.1% increase from 2020 actual results.
(3)
Annual performance target in 2023 reflects the adjusted $905.0 million annual performance target. As previously disclosed, the original $930.0 million annual performance target for 2023 remained the level at or above which an award in excess of a named executive officer’s annual performance incentive target could be earned and reflects an 8.5% increase from the prior year’s actual results and a 1.3% decrease from the prior year’s performance target.
(4)
Annual performance target percentage change in 2024 reflects the change against the $905.0 million annual performance target. The annual performance target percentage change in 2024 versus the $930.0 million annual performance target in 2023 at which level an award in excess of a named executive officer’s annual performance incentive target could be earned reflects an 8.4% increase.

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	37

As described above, the Company’s achievement of 100.0% of Incentive Adjusted EBITDA as compared to the annual performance target of $1.089 billion for fiscal 2025 reflects the Company’s strong financial performance and financial discipline during fiscal 2025 in a continued challenging global operating environment. The increase in profitability for fiscal 2025 also occurred in a year where we continued the execution of our “Hungry for MORE” strategy and continued to grow market share. The Company maintained strong levels of profitability across the business in fiscal 2025, and the Company’s sales performance continues to show comparable strength within the QSR pizza category as discussed in “—Executive Summary” above.

Because the annual performance targets set by the Compensation Committee were based on the Company’s performance as a whole, the likelihood of each named executive officer achieving his or her annual performance incentive targets was the same. The Compensation Committee believes this focus on the Company’s performance as a whole encourages engagement, teamwork and collaboration across the Company resulting in stronger financial and operational performance.

Pursuant to the terms of the AIP (as described above), based on Incentive Adjusted EBITDA performance of 100.0% of the annual performance incentive target, 100.0% of the target incentive payout was earned by our named executive officers for fiscal 2025.

	2025 Target Annual Performance Incentive		Plan Achievement	2025 Actual Payout
Executive	% of Salary	Dollar Value	%	%	Dollar Value
Russell J. Weiner	200%	$1,850,000	100.00%	100.0%	$1,850,000
Sandeep Reddy	100%	$718,000	100.00%	100.0%	$718,000
Joseph H. Jordan	150%	$1,050,000	100.00%	100.0%	$1,050,000
Cynthia A. Headen	100%	$500,000	100.00%	100.0%	$500,000
Kelly E. Garcia	100%	$550,000	100.00%	100.0%	$550,000

Long-term Incentive Compensation. The Compensation Committee believes that an equity component of executive compensation and participation in the Company’s long-term incentive compensation program accomplishes the objective of linking each named executive officer’s opportunity for financial gain to Company performance and serves to align our named executive officers’ interests with the interests of our shareholders, thereby creating value for those shareholders as reflected by the market price of the Company’s common stock. To that end, the Company maintains the EIP, a long-term equity-based incentive compensation program. The Compensation Committee believes that the use of PSUs, RSUs and stock options that vest over a multi-year period focuses executives on the Company's long-term interests without leading to imprudent risk-taking. In addition, we believe time-vesting and performance-based PSUs and time-vesting RSUs represent an efficient method of delivering long-term stock compensation with a value that is directly tied to Company operational and/or stock price performance, demonstrating our continued commitment to paying for performance. In 2025, the Compensation Committee targeted an equity mix for our CEO of 55% PSUs, 25% stock options and 20% RSUs. For our named executive officers other than our CEO, the Compensation Committee generally targets an equity mix for long-term incentive compensation that is divided equally among PSUs, RSUs and stock options.

Grants of awards to our CEO and other named executive officers are approved by the Compensation Committee and are ratified by our Board of Directors. In March 2025, our Compensation Committee approved, and our Board of Directors ratified, the following awards under the EIP to our named executive officers after considering the Company’s internal equity grant guidelines and the Meridian Analysis and after reviewing each named executive officer’s total direct compensation as described in “—Compensation Setting Process” above.

	Time-Vesting Restricted Stock Units (RSUs)			Performance-Based Restricted Stock Units (PSUs)(1)		Stock Options
Executive	Granted (#)		Grant Value(2)	Granted (#)(3)	Grant Value(4)	Granted (#)	Grant Value(5)
Russell J. Weiner	3,306		$1,450,375	9,090	$4,353,019	13,427	$1,812,511
Sandeep Reddy	1,637		$718,168	1,637	$783,927	5,319	$718,012
Joseph H. Jordan	1,729		$758,530	1,729	$827,984	5,618	$758,374
Cynthia A. Headen	2,470	(6)	$1,083,614	760	$363,949	2,470	$333,425
Kelly E. Garcia	1,045		$458,452	1,045	$500,430	3,395	$458,291

(1)
The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date.
(2)
Based on our closing stock price on March 12, 2025 of $438.71 per share.
(3)
Represents the target number of PSUs. A named executive officer can earn between 0% and 200% of his or her target award. The number of PSUs earned is then subject to a relative TSR modifier, which operates to, in certain circumstances, increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index.

38	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

(4)
Reflects the aggregate grant date fair value of the March 12, 2025 PSU awards as determined for financial reporting purposes (based on a grant date fair value of $478.88 using the Monte-Carlo simulation pricing method). The underlying valuation assumptions for the PSUs are further discussed in Note 9 to our consolidated financial statements filed with our 2025 10-K.
(5)
Based on a Black-Scholes value on March 12, 2025 of $134.99 per share. The underlying valuation assumptions for stock option awards are further discussed in Note 9 to our consolidated financial statements filed with our 2025 10-K.
(6)
The number of RSUs granted to Ms. Headen reflects 760 RSUs granted as part of her annual award and 1,710 RSUs granted as part of a retention award intended to secure her continued employment through her anticipated retirement date. These RSUs contain a three-year cliff vesting provision with no acceleration upon a voluntary retirement and fully accelerate upon the termination of Ms. Headen's employment for any reason other than her voluntary termination (including retirement) or her termination for cause.

Long-Term Performance-Based Restricted Stock Units (PSUs). As discussed and reflected in the table above, the Compensation Committee continued the use of PSUs as a key vehicle for long-term incentive compensation in 2025. Awards granted in 2025 contained performance goals that will be measured on a constant growth rate basis, with three individual annual targets for each performance goal established at the beginning of the three-year performance period and expressed as a growth rate over the previous year’s actual result. This approach follows a common market practice for goal setting for multi-year performance awards and recognizes the inherent difficulty in setting three-year cumulative goals, especially in the current operating and macroeconomic environment, and is also designed to ensure that participants remain sufficiently motivated over the full three-year performance period and are not disproportionately impacted, either positively or negatively, by an outlier year within the performance period. The TSR modifier, discussed below, is measured over the full three-year performance period.

These PSUs, which are granted annually at the beginning of a three-year performance period, reinforce our named executive officers’ accountability for the achievement of the Company’s longer-term financial and strategic goals. PSUs awarded in 2025 are earned based on the achievement of challenging goals for each year within the three-year performance period, consisting of:

1.
Incentive Adjusted EBITDA growth, measuring profitability, comprising 70% of the total target award, and
2.
Global retail sales growth, excluding foreign currency impact, measuring growth of the Domino’s brand worldwide, and comprising 30% of the total target award.

Each of these performance goals is measured on a constant growth rate basis, with three individual annual targets for each performance goal established at the beginning of the three-year performance period expressed as a growth rate over the previous year’s actual result. Each year’s achievement is then “banked” until the three-year performance period is complete, at which time the achievement for each year in the performance period is averaged to determine the final payout for each metric.

Incentive Adjusted EBITDA for the purpose of performance attainment under the PSUs is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs, with the additional adjustments discussed above under “—Annual Performance Incentives,” with the exception of any significant items the Committee deemed appropriate to exclude as related to the one-year AIP performance period, measured over each year in the three-year performance period. The Company uses global retail sales to refer to Domino’s total worldwide retail sales at Company-owned and franchise stores. Global retail sales growth, excluding foreign currency impact, is calculated as the change of international local currency global retail sales against the comparable period of the prior year. Incentive Adjusted EBITDA growth and global retail sales growth, excluding foreign currency impact, are two of the key drivers of our performance, represent metrics that we believe are valued by our investors, and reflect an approach to long-term incentive measurement that balances profitability and growth.

The PSUs are also subject to a relative three-year cumulative total shareholder return (“TSR”) modifier, which is a relative return metric that can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. Shares that are earned following the determination of the Incentive Adjusted EBITDA growth and global retail sales growth, excluding foreign currency impact, metrics will increase by 25% if the Company’s three-year relative TSR rank during the performance period falls at or above the 75th percentile and will decrease by 25% if such relative TSR rank during the performance period falls at or below the 25th percentile. The relative TSR modifier applicable to the PSUs emphasizes cumulative stock price performance over the three-year performance period (with such TSR modifier measuring cumulative stock price performance over the three-year performance period following which period all earned awards, if any, will be subject to applicable adjustment based on TSR results in order to

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	39

further strengthen the link with long-term shareholder interests). Additionally, the comparison index of the S&P Composite 1500 Restaurants Sub-Index assesses the Company’s performance as compared to its peers within the restaurant sector. The Compensation Committee believes that granting PSUs creates a strong alignment between executive compensation and the long-term interests of shareholders.

Performance Metrics

Incentive Adjusted EBITDA Growth (70%) Measures Profitability Measured on a constant growth rate basis with annual targets expressed as a growth rate over the previous year’s actual result

Global Retail Sales Growth,
Excluding Foreign Currency Impact (30%)

Measures Growth of the Domino’s Brand

Measured on a constant growth rate basis with annual targets expressed as a growth rate over the previous year’s actual result

Relative Total Shareholder Return (TSR) Modifier

Measures Three-Year Cumulative Relative Shareholder Return
Compared to the S&P Composite 1500 Restaurants Sub-Index

Used as upward or downward (+ / - 25%) modifier

The total payout opportunity for PSUs is 0% to 200% of the target award: 0% of target will be earned if the threshold level of performance is not satisfied, 50% of target will be earned if the threshold level is satisfied, 100% of target will be earned if the target level is satisfied, and 200% of target will be earned if the maximum level is satisfied. The threshold level of performance for a metric must be satisfied for PSUs to be earned based on that metric. The TSR modifier over the three-year measurement period is then applied to the final earned award. Performance for each metric is measured independently, so PSUs can be earned as long as the threshold is satisfied for at least one metric. Upon the retirement of holders of PSUs who have achieved specified service and age requirements, the awards held by such employees would generally remain outstanding and eligible to be earned to the extent performance goals are met during the applicable performance period.

Focus on Goal Setting. The target growth levels are designed to be aligned with our long-range business plan, with the annual growth rate targets reflecting meaningful growth in each year of the three-year performance period and incorporating a degree of stretch that is intended to motivate the named executive officers to achieve higher performance within the Company’s risk framework. The specific performance growth rate targets established by the Compensation Committee are based on the business plans of the Company that are reviewed with and overseen by our Board and take into account a variety of factors including certain strategic plans, programs, commodity pricing and discounts (including long-term supply contracts), product pricing and discounts, volume and sales predictions, corporate store marketing plans and expenses, U.S. and international store count projections, product initiatives, technological initiatives, macroeconomic conditions, general operational needs of the Company and other significant factors related to the Company’s business. In setting the threshold, target and maximum levels of performance for each of the component metrics, the Compensation Committee reviewed historical levels of performance against our long-term business plan and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. The maximum level is a stretch level that is attainable only if we significantly outperform with respect to the particular metric.

40	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Calculation of Payout of PSUs

Step 1		Step 2

Level of Metric Performance [1]	Payout as a Percentage of Target [2]	Relative TSR Modifier
Below Threshold	0%	At or above the 75th percentile: Increase by 25%
Threshold	50%
Target	100%	At or below the 25th percentile: Reduce by 25%
Maximum	200%

1.
Performance level expressed as a percent of target based on annual Incentive Adjusted EBITDA growth (70%) and annual global retail sales growth, excluding foreign currency impact (30%), for each year in the fiscal 2025-2027 performance period.
2.
Before TSR modifier. Payout levels based on performance for each metric will be measured independently on an annual basis and interpolated on a straight-line basis for performance between threshold and target or between target and maximum to determine the performance versus the growth rate targets.

If the PSUs become earned upon satisfaction of the performance metrics described above, they will be delivered in the form of unrestricted common stock following the end of the applicable three-year performance period, generally subject to continued employment through the end of the performance period. The PSUs are eligible to receive dividend equivalents in cash, which will accumulate and pay out, if at all, if and when the PSUs are earned and the underlying shares of common stock are distributed to the named executive officers.

The performance period for the 2025 award of PSUs began on December 30, 2024 and ends on January 2, 2028. The specific annual Incentive Adjusted EBITDA and annual global retail sales, excluding foreign currency impact, growth rate targets for each year in the performance period for the PSUs granted in 2025 will be disclosed at the end of the performance period.

We believe that the design of our existing PSU program furthers our pay for performance compensation objective by emphasizing a longer-term performance period, multiple performance metrics and increased performance sensitivity.

Payout for PSUs for Performance Period Ending in 2025. The three-year performance period for PSUs granted in 2023 ended on December 28, 2025. PSUs were earned based on the achievement of pre-established challenging goals for each year within the three-year performance period, consisting of:

1.
Adjusted total segment income growth, measuring profitability, comprising 70% of the total target award, and
2.
Global retail sales growth, excluding foreign currency impact, measuring growth of the Domino’s brand worldwide, and comprising 30% of the total target award.

The Compensation Committee made its final payout determination in January 2026 following a review of the Company’s final fiscal 2025 results. The final number of shares earned was based on achievement against the adjusted total segment income growth and global retail sales growth, excluding foreign currency impact, annual goals, which remained unchanged from the time of the March 2023 issuance of these PSUs as set forth below:

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	41

PSUs for Fiscal 2023-2025 Performance Period Goals and Results

	Threshold	Target	Maximum	Actual
Annual Adjusted Total Segment				2023:	9.1%
Income Growth	0%	7%	10%	2024:	7.8%
(70% of Total Target Award)				2025:	7.2%
				2023:	171.1%
Payout opportunity (as a % of target)	0%	100%	200%	2024:	127.5%
				2025:	107.4%
			Final Payout:		135.3%[1]

	Threshold	Target	Maximum	Actual
Annual Global Retail Sales Growth,				2023:	5.2%
excluding foreign currency impact	0%	6%	9%	2024:	5.7%
(30% of Target Total Award)				2025:	5.4%
				2023:	86.7%
Payout opportunity (as a % of target)	0%	100%	200%	2024:	95.1%
				2025:	89.2%
			Final Payout:		90.3%[1]

1 Actual payout percentage reflects interpolation on a straight-line basis of performance between threshold and target. Each year’s achievement is “banked” until the three-year performance period is complete, at which time the achievement for each year in the performance period is averaged to determine the final payout for each metric.

The 2023 PSUs were also subject to a relative TSR modifier, which is a relative return metric that could increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. Shares that are earned following the determination of the adjusted total segment income growth and global retail sales growth, excluding foreign currency impact, metrics would increase by 25% if the Company’s three-year relative TSR rank during the performance period falls at or above the 75th percentile and would decrease by 25% if such relative TSR rank during the performance period falls at or below the 25th percentile. The Company’s relative TSR rank for the performance period was at the 58th percentile and as a result, the total shares earned were not subject to modification.

Based on the Company’s achievement of the goals above, the PSUs granted in fiscal 2023 for the January 2, 2023 – December 28, 2025 performance period paid out at 121.8% of target and are scheduled to vest on March 10, 2026, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.

Time-Vesting Restricted Stock Units (RSUs). As discussed and reflected in the table above, the Compensation Committee continued the use of RSUs as a vehicle for long-term incentive compensation in 2025. RSU awards are full value awards that are subject to time-based vesting conditions. Annual awards of RSUs vest ratably over three years in three separate vesting tranches, generally subject to continued employment (with exceptions for certain termination events, such as qualified retirement). Special awards of RSUs may have different vesting and/or accelerated vesting provisions, including the retention RSU award granted to Ms. Headen, as described above. The RSUs will convert to unrestricted common stock and be distributed upon the vesting of the applicable tranche of the award. The Compensation Committee decided to grant RSUs to encourage retention by providing some value to the named executive officers who remain employed by the Company. The Compensation Committee believes that it is important for retention to have a portion of long-term incentive awards that is not tied to the achievement of performance goals or future stock price appreciation but is still at-risk with the value fluctuating based on changes in stock price. The RSUs are also eligible to receive dividend equivalents in cash, which will accumulate and pay out, if at all, if and when the RSUs vest and the underlying shares of common stock are distributed to the named executive officers. The actual value of the shares that are earned, if any, will depend on our stock price at the time the RSUs vest. These awards generally also contain provisions for accelerated vesting upon the retirement of holders who have achieved specified service and age requirements.

Stock Options. As discussed and reflected in the table above, the Compensation Committee continued its use of stock options as a vehicle for long-term incentive compensation in 2025 with a vesting period of three years that aligns with the performance period of the PSUs and the vesting period of the RSUs. Recipients of stock option grants do not receive a benefit from the stock options unless and until the market price of the Company’s common stock increases above the exercise price, the stock options vest and the recipient exercises such stock options.

42	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Options are intended to provide long-term performance-based compensation tied specifically to increases in the price of the Company’s stock, aligning the interests of executives and shareholders. We continued to use stock options because we believe they encourage employee retention through the use of a time-based vesting schedule and serve to align the interests of our shareholders and those of our named executive officers by only providing value if the price of our common stock increases after the stock options are granted.

All options awarded under the EIP are granted with an exercise price equal to the closing price of the Company’s common stock on the grant date of the award, have a ten-year term, vest ratably over three years and become fully exercisable upon vesting of each tranche. These awards also contain provisions for accelerated vesting upon the retirement of holders who have achieved specified service and age requirements. Vested options are exercisable for a limited period of time after termination of employment.

Accelerated Vesting. Following a termination of employment, equity awards and other benefits are governed by the terms of those programs, as described under “Executive Compensation Tables—Potential Post-Employment Payments to Named Executive Officers” below.

Other Elements of Compensation

Employee Stock Payroll Deduction Plan. The Company maintains the Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including our named executive officers, with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPDP is a qualified plan under Section 423 of the Internal Revenue Code. Shares of the Company’s common stock purchased under the ESPDP have a one-year holding period requirement before employees can sell the shares. The Compensation Committee believes the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it gives employees access to the Company’s equity at a discounted price and provides an additional link between compensation and shareholder value creation.

Pension and Post-Retirement Benefits. The Company does not maintain a defined benefit pension or retiree medical plan for our named executive officers, though we have agreed to provide medical coverage and reimbursement of certain medical expenses to certain individuals who had previously served as our Chief Executive Officer and their spouses.

Deferred Compensation. The Company maintains the Domino’s Pizza Deferred Compensation Plan (the “DCP”), a non-qualified elective deferred compensation plan, under which our named executive officers, a select group of management or highly compensated employees and our directors are permitted to defer their own compensation. Deferred amounts under the DCP are notionally invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP or otherwise make employer contributions to the DCP. The DCP is described more fully under “Non-Qualified Deferred Compensation” below.

Perquisites. The Company makes a limited number of perquisites available to our named executive officers. The Company covers expenses for each participating named executive officer for the completion of an annual comprehensive physical for the executive and their spouse. The Company also covers an executive’s annual membership fee for a physician group where the annual physical is provided, along with other preventive care. The Company also reimburses each named executive officer for their purchases of Domino’s food items. Named executive officers may also receive certain relocation benefits in connection with their hire. Our CEO is also entitled to a certain number of hours of personal use of private aircraft, as described below. Detailed information regarding the perquisites provided to our named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide our named executive officers and certain other eligible employees with reasonable and competitive levels of benefits for the four contingencies (retirement, death, disability and illness) that will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (i) a non-qualified deferred compensation plan (the DCP referenced above), and (ii) a tax-qualified 401(k) savings plan, which includes a Roth savings option (the “Domino’s Pizza 401(k) Savings Plan”). The Domino’s Pizza 401(k) Savings Plan is open to all employees age 18

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	43

or older who have also worked at least 60 days for the Company. The Company provides a match on employee 401(k) contributions equal to 100% on the first 5% of eligible compensation contributed by employees into their 401(k) accounts.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that are offered to employees who work at least 30 hours each week. Additionally, umbrella insurance premiums are paid by the Company for participating named executive officers, and the amounts paid are recorded as compensation (and included in the Summary Compensation Table) for such named executive officers. This umbrella insurance provides high limits of liability to protect the named executive officer against a catastrophic liability loss and stacks on top of the executive’s homeowners, personal auto, watercraft, and any other underlying liability policies.

Compensation for Chief Executive Officer

There was no change to Mr. Weiner’s annual base salary for the 2025 fiscal year. Mr. Weiner’s employment agreement provides for an annual performance incentive targeted at 200% of his annual base salary, the actual amount of which is based on the Company’s achievement of applicable performance targets under the AIP. The employment agreement also grants Mr. Weiner an annual allotment of 45 hours of personal use of private aircraft at no charge to him during the term of the agreement. Mr. Weiner entered into a time-sharing agreement with the Company requiring him to reimburse the Company for personal use of the Company's corporate aircraft over his allotted hours based upon a statutory formula, which time-sharing agreement was terminated in December 2025 as described in "Certain Transactions Involving Management or 5% or Greater Shareholders." Mr. Weiner is not provided with a tax gross-up with respect to his personal use of private aircraft.

In March 2025, the Compensation Committee approved increased long-term incentive compensation in the form of an equity grant under the EIP to Mr. Weiner having a target grant date value of $7,250,000 with an equity mix shifted to focus more heavily on PSUs (from 50% PSUs, 25% RSUs and 25% stock options to 55% PSUs, 25% stock options and 20% RSUs), consisting of: (i) a PSU award of 9,090 stock units (at target) with a three-year performance period, (ii) an RSU award of 3,306 stock units that vest equally over a three-year period in separate tranches and (iii) a stock option award of 13,427 shares that vests equally over a three-year period, has a ten-year term and an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Compensation Committee awarded Mr. Weiner an increased equity grant to reflect his continued progression in the CEO role and to bring his target total direct compensation closer to market median. The PSUs, RSUs and stock options have the same terms and conditions as those described under “—Long-term Incentive Compensation” above.

Based on the Meridian Analysis, Mr. Weiner’s annual base salary in 2025 was below the market median, his 2025 annual performance incentive target was above the market median and his long-term incentive compensation was below the market median, resulting in his target total direct compensation being below the market median. The Compensation Committee evaluates Mr. Weiner’s compensation in relation to market data and other factors, including his continued progression in the CEO role. While the Compensation Committee believes Mr. Weiner's compensation is in a competitive range following the increased equity award granted in March 2025 and generally positions target total direct compensation at the median level of the applicable benchmark, as described above, it believes that Mr. Weiner’s compensation is appropriate in relation to his time in his role, scale of the Company and other relevant market data. Further, the Compensation Committee believes Mr. Weiner’s compensation package effectively links shareholder and financial performance to his total direct compensation through the use of long-term incentive compensation awards and cash compensation that is primarily based on Company financial and/or stock price performance.

In December 2025, Meridian provided an update to the Meridian Analysis, which the Compensation Committee considered, among other factors, when it increased Mr. Weiner's base salary from $925,000 to $1,000,000 and his target long-term incentive compensation from $7,250,000 to $8,000,000 for 2026.

44	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

Each of our named executive officers is party to a written agreement that governs their employment with the Company and includes both severance provisions as well as restrictive covenants that apply for two years following termination of employment. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post-Employment Payments to Named Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with our named executive officers is important to protect the Company following the cessation of their employment and we also believe that severance provisions help attract and retain top-performing executive officers in a competitive market environment.

Stock Ownership Guidelines

The Compensation Committee reviews the Company’s stock ownership guidelines annually. The current guidelines require stock ownership after an accumulation period (five years of employment or service with the Company at the individual’s current executive level) equal to six times base salary for our CEO, five times annual cash retainer for our directors, four times base salary for President-level executives, and three times base salary for the other named executive officers. Unvested PSUs and unexercised stock options (both vested and unvested) do not count toward this ownership requirement. These stock ownership guidelines are designed to align management’s and shareholders’ interests and to encourage loyalty and long-term focus of executives. All of our named executive officers and directors who have completed their respective accumulation period under the guidelines are in compliance with such guidelines.

Recoupment of Previously Paid Incentive Compensation

The Compensation Committee has adopted the Domino’s Pizza, Inc. Policy for Recoupment of Incentive Compensation (the “Recoupment Policy”), which adheres to the Nasdaq listing standards and SEC rules. The Recoupment Policy requires the Committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Recoupment Policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

Tax Considerations

Section 162(m) generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per employee per year for certain executive officers (and beginning in 2018, certain former executive officers), subject to limited exceptions. The Compensation Committee believes that its primary responsibility is to provide an executive compensation program that meets the objectives described above, even if the compensation paid or provided may not qualify for full or partial deductibility. The Company has paid and will continue to pay executive compensation that is not fully deductible under applicable tax law.

Risk Assessment Disclosure

In February of each year, the Compensation Committee, in consultation with its independent compensation consultant and senior human resources and legal executives of the Company, reviews the risk assessment for risks associated with the Company’s compensation practices and policies for employees. Based upon the assessment performed for the 2025 fiscal year, and most recently for the 2026 fiscal year, the Compensation Committee believes that, through the counterbalance of risk-taking incentives and risk-mitigating features guided by relevant market practices and Company goals, the Company’s compensation practices and policies do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the financial results of the Company.

COMPENSATION DISCUSSION AND ANALYSIS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	45

Executive Compensation Tables

Summary Compensation Table for 2025

The table below summarizes the total compensation earned by our named executive officers in fiscal 2025, and, to the extent applicable to the individual, 2024 and 2023. A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 28. All information set forth in this table reflects compensation earned by these individuals for services with the Company.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Russell J. Weiner	2025	925,000	—	5,803,394	1,812,511	1,850,000	—	305,176	10,696,081
Chief Executive Officer	2024	913,462	—	4,384,778	1,387,510	1,968,400	—	290,475	8,944,625
	2023	875,000	—	5,320,715	1,750,084	1,860,250	—	329,814	10,135,862

Sandeep Reddy	2025	718,000	—	1,502,095	718,012	718,000	—	45,757	3,701,864
Executive Vice President,	2024	710,385	—	1,244,595	598,364	763,952	—	74,902	3,392,197
Chief Financial Officer	2023	682,692	—	1,961,542	970,900	728,155	—	73,555	4,416,844

Joseph H. Jordan	2025	691,923	—	1,586,514	758,374	1,050,000	—	787,315	4,874,126
Chief Operating Officer and	2024	656,923	—	1,153,189	554,305	1,061,340	—	381,066	3,806,823
President – Domino's U.S.	2023	623,077	—	2,273,206	1,125,021	1,004,535	—	522,018	5,547,857

Cynthia A. Headen	2025	500,000	—	1,447,563	333,425	500,000	—	38,917	2,819,905
Executive Vice President,	2024	493,077	—	693,391	333,450	532,000	—	51,614	2,103,532
Chief Supply Chain Officer	2023	—	—	—	—	—	—	—	—

Kelly E. Garcia	2025	550,000	—	958,882	458,291	550,000	—	32,754	2,549,927
Executive Vice President,	2024	544,231	—	763,561	366,739	585,200	—	45,751	2,305,482
Chief Technology and Data Officer	2023	519,231	—	1,515,269	750,075	558,075	—	38,743	3,381,393

(1)
Reflects the increase in Mr. Jordan's base salary that took effect during 2025 as described under “Compensation Discussion and Analysis—Components of Total Direct Compensation—Annual Base Salary.”
(2)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The stock awards for 2025 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2025, determined in accordance with ASC 718. The grant date fair value of PSUs is based on the probable outcome of the performance conditions on the grant date, which assumes that the performance conditions were satisfied at target. The aggregate grant date fair value of the PSUs granted in 2025, assuming the highest level of the performance conditions is met, was $8,706,038 for Mr. Weiner; $1,567,853 for Mr. Reddy; $1,655,967 for Mr. Jordan; $727,898 for Ms. Headen and $1,000,859 for Mr. Garcia. The number of PSUs earned is subject to a relative TSR modifier, which operates by, in certain circumstances, increasing or decreasing the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. The grant date fair value of RSUs is based on the number of RSUs subject to the award multiplied by the closing price of the Company’s common stock on the listing exchange on the date of grant. The stock awards for 2024 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2024. The stock awards for 2023 reflect the aggregate grant date fair value of awards of RSUs and PSUs granted pursuant to our EIP in 2023. The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 28, 2025 included in the 2025 10-K.
(3)
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. The amounts listed reflect the grant date fair value of stock option awards granted pursuant to our EIP, determined in accordance with ASC 718, and, with respect to stock options granted in fiscal 2025, are based on a Black-Scholes value on March 12, 2025 of $134.99 per share. The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 28, 2025 included in the 2025 10-K.
(4)
The 2025 amounts listed for all named executive officers are further described in the All Other Compensation table below. Prior year amounts include dividends paid by the Company on a quarterly basis on stock awards, including dividends accrued on unvested restricted stock units and unvested performance shares, that were paid in 2023 and 2024 at the time of vesting of the underlying award. No dividends have been included in 2025 as such dividends are reflected in the grant date fair value of such stock awards.

46	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

The following table shows amounts under the All Other Compensation column for 2025:

Name	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums / Medical Reimbursements ($)(2)	Company Contributions to Retirement, 401(k) and Health Savings Plans ($)(3)	Tax Reimbursements ($)(4)	Total ($)
Russell J. Weiner	265,898	12,696	17,500	9,082	305,176

Sandeep Reddy	7,850	11,368	17,500	9,039	45,757

Joseph H. Jordan	9,087	9,878	17,500	750,850	787,315

Cynthia A. Headen	2,526	10,503	17,500	8,388	38,917

Kelly E. Garcia	2,680	5,961	18,500	5,613	32,754

(1)
Amounts in this column include employee recognition gifts and purchases of Domino’s food items and, in the case of Mr. Weiner, personal usage of private aircraft. None of the amounts in this column individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each named executive officer, except with respect to the cost of personal use of private aircraft by Mr. Weiner ($262,331). The amount reported for Mr. Weiner’s personal usage of private aircraft is based on the incremental cost method. The incremental cost is based on the variable operating costs to the Company for operating the airplane, including, but not limited to fuel costs, parking, landing fees, travel fees, catering and other miscellaneous direct costs. During fiscal 2025, the Company maintained a corporate aircraft that was used primarily for business travel by Domino's employees. In October 2025, the Company contracted with a private aircraft service primarily for business travel. Amounts accrued prior to the Company's agreement with the private aircraft service are calculated by dividing the total annual variable costs by the annual number of flight hours flown by the airplane to determine an average variable cost per flight hour. This average variable flight cost per flight hour is then multiplied by the number of flight hours of personal use over the same period to calculate the incremental cost for the executive. For amounts accrued after the Company's agreement with the private aircraft service, the Company calculates the aggregate incremental cost based on the invoiced fees from the private aircraft service for each personal flight, which includes variable charges such as fuel and flight hours and excludes certain fixed leasing and management fees charged by the private aircraft service on a monthly basis. The amount reported for Mr. Weiner’s personal usage above represents the aggregate of his personal usage both before and after the Company contracted with the private aircraft service, calculated as described above. The table does not include any amounts related to the use of tickets for sporting events by the named executive officers because no incremental costs are incurred by the Company in providing these benefits. The Company purchases season tickets to sporting events for business outings with franchisees and other business partners. If the tickets are not being used for business purposes, the named executive officers and other team members may have opportunities to use these tickets. This table does not include any amount attributable to spousal travel in connection with business usage of private aircraft because no incremental costs are incurred by the Company in connection with the spouse accompanying the named executive officer on the aircraft.
(2)
Mr. Weiner’s amount represents Company-paid premiums of $4,581 for umbrella liability insurance, Company-paid premiums of $4,155 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Reddy’s amount represents Company-paid premiums of $4,581 for umbrella liability insurance, Company-paid premiums of $3,447 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Jordan’s amount represents Company-paid premiums of $4,581 for umbrella liability insurance, Company-paid premiums of $1,697 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Ms. Headen’s amount represents Company-paid premiums of $4,581 for umbrella liability insurance, Company-paid premiums of $2,322 for group term life insurance and Company-paid premiums of $3,600 for executive physicals. Mr. Garcia’s amount represents Company-paid premiums of $4,581 for umbrella liability insurance and Company-paid premiums of $1,380 for group term life insurance.
(3)
Represents the amount of the Company match made to the Domino’s Pizza 401(k) Savings Plan described above for each named executive officer, and, for Mr. Garcia, the amount of the Company's matching payment to his health savings account.
(4)
Mr. Weiner’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,541, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $2,758. Mr. Reddy’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,541, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $2,715. Mr. Jordan’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,541, a tax gross-up on Company-paid medical expenses in the amount of $2,783, tax reimbursements in relation to his prior expatriate assignment of $602,890, a tax gross-up on expatriate earnings in the amount of $136,921 and a tax gross-up on certain other perquisites in the amount of $4,715. Ms. Headen’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,541, a tax gross-up on Company-paid medical expenses in the amount of $2,783 and a tax gross-up on certain other perquisites in the amount of $2,064. Mr. Garcia’s amount represents a tax gross-up on umbrella liability insurance premium payments in the amount of $3,541 and a tax gross-up on certain other perquisites in the amount of $2,072. Executives are not provided with a tax gross-up on personal usage of private aircraft.

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	47

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan awards and individual awards of stock options, RSUs and PSUs granted during the fiscal year ended December 28, 2025 to each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair Value
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)(4)	or Base Price of Option Awards ($/Sh)(5)	of Stock and Option Awards ($)(6)
Russell J. Weiner
AIP	—	0	1,850,000	4,625,000	—	—	—	—	—	—	—
Stock Options	3/12/2025	—	—	—	—	—	—	—	13,427	438.71	1,812,511
RSUs(7)	3/12/2025	—	—	—	—	—	—	3,306	—	—	1,450,375
PSUs(8)	3/12/2025	—	—	—	4,545	9,090	18,180	—	—	—	4,353,019

Sandeep Reddy
AIP	—	0	718,000	1,795,000	—	—	—	—	—	—	—
Stock Options	3/12/2025	—	—	—	—	—	—	—	5,319	438.71	718,012
RSUs(7)	3/12/2025	—	—	—	—	—	—	1,637	—	—	718,168
PSUs(8)	3/12/2025	—	—	—	819	1,637	3,274	—	—	—	783,927

Joseph H. Jordan
AIP	—	0	1,050,000	2,625,000	—	—	—	—	—	—	—
Stock Options	3/12/2025	—	—	—	—	—	—	—	5,618	438.71	758,374
RSUs(7)	3/12/2025	—	—	—	—	—	—	1,729	—	—	758,530
PSUs(8)	3/12/2025	—	—	—	865	1,729	3,458	—	—	—	827,984

Cynthia A. Headen
AIP	—	0	500,000	1,250,000	—	—	—	—	—	—	—
Stock Options	3/12/2025	—	—	—	—	—	—	—	2,470	438.71	333,425
RSUs(9)	3/12/2025	—	—	—	—	—	—	2,470	—	—	1,083,614
PSUs(8)	3/12/2025	—	—	—	380	760	1,520	—	—	—	363,949

Kelly E. Garcia
AIP	—	0	550,000	1,375,000	—	—	—	—	—	—	—
Stock Options	3/12/2025	—	—	—	—	—	—	—	3,395	438.71	458,291
RSUs(7)	3/12/2025	—	—	—	—	—	—	1,045	—	—	458,452
PSUs(8)	3/12/2025	—	—	—	523	1,045	2,090	—	—	—	500,430

(1)
Represents the amount to which such executive would be entitled if the Company had achieved 90% of its annual performance target under the AIP, as described above under “Compensation Discussion and Analysis—Components of Direct Compensation—Annual Performance Incentives.”
(2)
Represents the amount to which such executive would be entitled if the Company had achieved 100% of its annual performance target under the AIP.
(3)
Represents the annual maximum amount that such executive would be entitled to receive under the AIP, which is calculated as the lesser of (i) 250% of the executive’s annual performance incentive target and (ii) $5,000,000.
(4)
Represents stock option awards awarded in March 2025 under the EIP, as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above.
(5)
Determined based on the closing price of the Company’s common stock on Nasdaq on the date of grant.
(6)
Represents the total ASC 718 grant date fair value of the option awards, determined in accordance with ASC 718, and the total ASC 718 grant date fair value of the RSUs and PSUs awards. The grant date fair value of stock option awards is reported based on a grant date Black-Scholes value of $134.99 per share. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions on the grant date (which assume that the performance conditions were satisfied at target) multiplied by the grant date fair value of $478.88 using the Monte-Carlo simulation pricing method and the grant date fair value of RSUs is based on the number of RSUs subject to the award multiplied by the closing price of the Company’s common stock on Nasdaq on the date of grant. The assumptions used in the calculation of these amounts are included in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 28, 2025 included in the 2025 10-K. See footnotes (2) and (3) to the Summary Compensation Table above.
(7)
Represents RSUs awarded in March 2025 under the EIP, as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above.
(8)
Represents PSUs awarded in March 2025 under the EIP, as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above. The maximum number of shares does not give effect to the relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. In order for the PSUs to vest, the performance conditions associated with such awards must be achieved at least at a threshold level and the named executive officer must be an employee of the Company on the third anniversary of the date of grant (March 12, 2028), except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(9)
Represents RSUs awarded in March 2025 under the EIP, as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above as well as RSUs granted as part of a retention award intended to secure Ms. Headen's continued employment through her anticipated retirement date.

48	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards for each of the named executive officers as of December 28, 2025:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	($)	Date		(#)(1)		($)(2)	(#)(3)		($)(4)
Russell J. Weiner	10,850	0	136.89	7/20/2026	(5)	—		—	—		—
	7,330	0	212.52	7/19/2027	(5)	—		—	—		—
	10,030	0	283.68	7/18/2028	(5)	—		—	—		—
	12,240	0	275.35	7/10/2029	(5)	—		—	—		—
	7,100	0	413.68	7/15/2030	(5)	—		—	—		—
	4,147	0	367.79	3/31/2031	(6)	—		—	—		—
	13,427	0	393.14	3/10/2032	(6)	—		—	—		—
	12,786	6,393	300.16	3/10/2033	(6)	—		—	—		—
	3,306	6,614	443.90	3/11/2034	(6)	—		—	—		—
	0	13,427	438.71	3/12/2035	(6)	—		—	—		—
	—	—	—	—		1,944	(7)	827,289	—		—
	—	—	—	—		2,084	(8)	886,867	—		—
	—	—	—	—		3,306	(9)	1,406,901	—		—
	—	—	—	—		—		—	11,661	(10)	4,962,455
	—	—	—	—		—		—	6,252	(11)	2,660,601
	—	—	—	—		—		—	9,090	(12)	3,868,340

Sandeep Reddy	3,689	0	397.18	4/1/2032	(6)	—		—	—		—
	7,093	3,547	300.16	3/10/2033	(6)	—		—	—		—
	1,426	2,852	443.90	3/11/2034	(6)	—		—	—		—
	0	5,319	438.71	3/12/2035	(6)	—		—	—		—
	—	—	—	—		1,079	(7)	459,179	—		—
	—	—	—	—		899	(8)	382,578	—		—
	—	—	—	—		1,637	(9)	696,642	—		—
	—	—	—	—		—		—	3,235	(10)	1,376,687
	—	—	—	—		—		—	1,348	(11)	573,655
	—	—	—	—		—		—	1,637	(12)	696,642

Joseph H. Jordan	3,100	0	136.89	7/20/2026	(5)	—		—	—		—
	2,350	0	136.89	7/20/2026	(5)	—		—	—		—
	4,870	0	168.21	11/7/2026	(5)	—		—	—		—
	2,450	0	212.52	7/19/2027	(5)	—		—	—		—
	3,620	0	232.43	4/9/2028	(5)	—		—	—		—
	3,520	0	275.35	7/10/2029	(5)	—		—	—		—
	2,250	0	413.68	7/15/2030	(5)	—		—	—		—
	1,967	0	367.79	3/31/2031	(6)	—		—	—		—
	3,453	0	393.14	3/10/2032	(6)	—		—	—		—
	8,219	4,110	300.16	3/10/2033	(6)	—		—	—		—
	1,321	2,642	443.90	3/11/2034	(6)	—		—	—		—
	0	5,618	438.71	3/12/2035	(6)	—		—	—		—
	—	—	—	—		1,250	(7)	531,950	—		—
	—	—	—	—		833	(8)	354,491	—		—
	—	—	—	—		1,729	(9)	735,793	—		—
	—	—	—	—		—		—	3,749	(10)	1,595,424
	—	—	—	—		—		—	1,249	(11)	531,524
	—	—	—	—		—		—	1,729	(12)	735,793

Cynthia A. Headen	180	0	413.68	7/15/2030	(5)	—		—	—		—
	580	0	413.68	7/15/2030	(5)	—		—	—		—
	500	0	418.33	8/20/2030	(5)	—		—	—		—
	1,137	0	367.79	3/31/2031	(6)	—		—	—		—
	2,072	0	393.14	3/10/2032	(6)	—		—	—		—

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	49

	4,968	2,485	300.16	3/10/2033	(6)	—		—	—		—
	794	1,590	443.90	3/11/2034	(6)	—		—	—		—
	0	2,470	438.71	3/12/2035	(6)	—		—	—		—
	—	—	—	—		756	(7)	321,723	—		—
	—	—	—	—		501	(8)	213,206	—		—
	—	—	—	—		760	(9)	323,426	—		—
	—	—	—	—		1,710	(13)	727,708	—		—
	—	—	—	—		—		—	2,266	(10)	964,319
	—	—	—	—		—		—	751	(11)	319,596
	—	—	—	—		—		—	760	(12)	323,426

Kelly E. Garcia	1,950	0	136.89	7/20/2026	(5)	—		—	—		—
	1,540	0	212.52	7/19/2027	(5)	—		—	—		—
	1,370	0	283.68	7/18/2028	(5)	—		—	—		—
	1,010	0	275.35	7/10/2029	(5)	—		—	—		—
	290	0	275.35	7/10/2029	(5)	—		—	—		—
	670	0	413.68	7/15/2030	(5)	—		—	—		—
	180	0	413.68	7/15/2030	(5)	—		—	—		—
	340	0	433.78	10/2/2030	(5)	—		—	—		—
	1,137	0	367.79	3/31/2031	(5)	—		—	—		—
	2,302	0	393.14	3/10/2032	(6)	—		—	—		—
	5,480	2,740	300.16	3/10/2033	(6)	—		—	—		—
	874	1,748	443.90	3/11/2034	(6)	—		—	—		—
	0	3,395	438.71	3/12/2035	(6)	—		—	—		—
	—	—	—	—		833	(7)	354,491	—		—
	—	—	—	—		552	(8)	234,909	—		—
	—	—	—	—		1,045	(9)	444,710	—		—
	—	—	—	—		—		—	2,499	(10)	1,063,474
	—	—	—	—		—		—	827	(11)	351,938
	—	—	—	—		—		—	1,045	(12)	444,710

(1)
Awards of RSUs as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above. Except as described in note (13) below, RSUs vest equally over three years in separate vesting tranches. In order for each tranche to vest the named executive officer must generally be an employee of the Company on the applicable vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(2)
Value based on the closing price of the Company’s common stock on the Nasdaq on December 26, 2025, the last business day of fiscal 2025 ($425.56).
(3)
Awards of PSUs as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above. Awards are shown assuming the performance conditions are satisfied at target.
(4)
Value based on the closing price of the Company’s common stock on the Nasdaq on December 26, 2025, the last business day of fiscal 2025 ($425.56).
(5)
Option awards granted ten years prior to the option expiration date that vest in equal annual installments over four years beginning on the first anniversary of the grant date. Vesting is accelerated upon certain employment terminations and covered transactions, as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(6)
Option awards granted ten years prior to the option expiration date that vest in equal annual installments over three years beginning on the first anniversary of the grant date. Vesting is accelerated upon certain employment terminations and covered transactions, as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(7)
Represents final tranche of RSUs awarded in March 2023 that are eligible to vest on March 10, 2026, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(8)
Represents final two tranches of RSUs awarded in March 2024 that are eligible to vest in two equal installments on each of March 11, 2026 and March 11, 2027, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(9)
Represents RSUs awarded in March 2025 that are eligible to vest in three equal installments on each of March 12, 2026, March 12, 2027 and March 12, 2028, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(10)
Represents PSUs awarded in March 2023. The final payout of 121.8% for these PSUs awarded in March 2023 was certified by the Compensation and Human Capital Committee in January 2026 as described further in “Compensation Discussion and Analysis—Components of Total Direct Compensation—Payout for PSUs for Performance Period Ending in 2025” above and amounts reported in this table represent the actual number of PSUs earned by the named executive officers following such certification. Such PSUs are scheduled to vest on March 10, 2026, generally subject to the named executive officer’s continued employment through such vesting date, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below.
(11)
Represents PSUs awarded in March 2024 (reported in this table based on the target number of shares subject to the award). Assuming applicable performance conditions based on adjusted total segment income (Incentive Adjusted EBITDA) growth and global retail sales growth, excluding foreign currency impact, are satisfied, PSUs will vest and convert to shares of common stock in or around March 2027, generally subject to the named executive officer’s continued employment through March 11, 2027, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below. Actual payout for PSUs could range from 0% to 200% depending on performance, subject to a relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P Composite 1500 Restaurants Sub-Index. The final payout will be determined by the Compensation and Human Capital Committee and may be greater or less than the amount shown.
(12)
Represents PSUs awarded in March 2025, as described under “Compensation Discussion and Analysis—Components of Direct Compensation—Long-term Incentive Compensation” above (reported in this table based on the target number of shares subject to the award). Assuming applicable performance conditions based on adjusted total segment income (Incentive Adjusted EBITDA) growth and global retail sales growth, excluding foreign currency impact, are satisfied, PSUs will vest and convert to shares of common stock in or around March 2028, generally subject to the named executive officer’s continued employment through March 12, 2028, except as described under “—Potential Post-Employment Payments to Named Executive Officers” below. Actual payout for PSUs could range from 0% to 200% depending on performance, subject to a relative TSR modifier, which can increase or decrease the total number of shares earned by 25% based on the Company’s TSR relative to the TSR of the constituents of the S&P

50	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Composite 1500 Restaurants Sub-Index. The final payout will be determined by the Compensation and Human Capital Committee and may be greater or less than the amount shown.
(13)
Represents RSUs granted as part of a retention award intended to secure Ms. Headen's continued employment through her anticipated retirement date. These RSUs contain three-year cliff vesting provisions with no accelerated vesting upon a voluntary retirement and fully accelerate upon the termination of Ms. Headen's employment for any reason other than her voluntary termination (including retirement) or her termination for cause.

Option Exercises and Stock Vested

The following table provides information relating to stock vested and exercises of stock options for each of the named executive officers during 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Russell J. Weiner	—	—	6,434	$2,901,418
Sandeep Reddy	—	—	2,870	$1,311,383
Joseph H. Jordan	—	—	2,871	$1,293,905
Cynthia A. Headen	—	—	1,729	$779,224
Kelly E. Garcia	4,870	$1,294,706	1,911	$861,288

(1)
Equals the closing price of the Company’s common stock on Nasdaq on the exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.
(2)
Equals the closing price of the Company’s common stock on Nasdaq on the vesting date multiplied by the number of shares vesting, plus any accrued cash dividends paid on such vesting date in respect of such shares.

Non-Qualified Deferred Compensation

A select group of management or highly compensated employees, as defined by the Employee Retirement Income and Security Act of 1974, as amended, as well as the Company’s directors, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan, or the DCP. The purpose of the DCP is to provide supplemental retirement income and to permit eligible employees to defer receipt of compensation pursuant to the terms of the plan.

Participants are able to defer a portion of eligible compensation (including annual base salary and the annual performance incentive or, in the case of our directors, annual retainers and/or annual equity awards). Participants elect a specific date or event (such as termination of employment or Board service) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to notionally invest their deferrals in mutual funds selected by them from a lineup of options. The options available under the DCP for the fiscal year ended December 28, 2025 were as follows:

American Funds EuroPacific Growth Fund

BNY Mellon MidCap Index Fund

Boston Trust Small Cap Fund

Credit Suisse Commodity Return Strategy Fund

Dodge and Cox International Stock Fund

Fidelity 500 Index Fund

Fidelity Government Money Market Fund

Fidelity Puritan Fund

Invesco Comstock Fund

NYLI Winslow Large Cap Growth Fund

PIMCO All Asset Fund

PIMCO Total Return Fund

Vanguard Emerging Markets Fund

Vanguard Inflation-Protected Securities Fund

Vanguard Real Estate Index Fund

Vanguard Total Bond Market Index Fund

Vanguard Total International Stock Index Fund

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	51

The following table provides information on the DCP for our named executive officers as of December 28, 2025:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Russell J. Weiner	—	—	—	—	—
Sandeep Reddy	119,475	—	152,900	—	1,198,014
Joseph H. Jordan	—	—	—	—	—
Cynthia A. Headen	200,000	—	73,001	—	988,314
Kelly E. Garcia	—	—	—	—	—

(1)
These entire amounts are included in salary for Mr. Reddy and Ms. Headen in the Summary Compensation Table on page 46.
(2)
Reflects dividends, interest and aggregate market-based earnings on amounts deferred by plan participants.
(3)
Represents the participant’s account balance as of December 28, 2025, which includes compensation received in fiscal years 2021 through 2024, as applicable, as follows: Mr. Reddy $925,639 and Ms. Headen $715,313, in each case as adjusted for applicable changes in market value of the notional investment of such amounts.

No other named executive officers participated in or had balances under the Domino’s Pizza Deferred Compensation Plan for the fiscal year ended December 28, 2025. The balances under the DCP for our directors are listed below under “Non-Qualified Deferred Compensation of Directors.”

Potential Post-Employment Payments to Named Executive Officers

Each named executive officer is a party to an employment agreement providing for payments and benefits in connection with certain terminations of the named executive officer’s employment.

Under Mr. Weiner’s employment agreement, upon an involuntary termination of employment by the Company without cause (as defined in the agreement), or if Mr. Weiner terminates his employment voluntarily for good reason (generally defined to include a material diminution of his responsibilities, duties or authority, a relocation of his office by more than 50 miles, or the failure of the Company to pay his base salary and benefits) prior to the end of the term of the agreement, he would receive an amount equal to two times his then-annual base salary. Such amount would be paid in equal installments, subject to a six-month delay to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

Under the employment agreement with Mr. Reddy, upon an involuntary termination of employment by the Company without cause (as defined in his agreement), or if Mr. Reddy terminates his employment voluntarily for good reason (generally defined as described above), he would receive an amount equal to one and one-half times his then-annual base salary. Such amount would be paid as follows: a payment equal to six times his base monthly salary made six months after termination of employment and monthly payments equal to his base monthly salary for the next twelve months.

Under the employment agreements with Messrs. Jordan and Garcia and Ms. Headen, upon an involuntary termination of employment by the Company without cause (as defined in the respective agreement), or if the named executive officer terminates his or her employment voluntarily for good reason (generally defined as described above), the named executive officer would receive an amount equal to one times his or her then-annual base salary. Such amount would be paid as follows: a payment equal to six times the named executive officer’s base monthly salary made six months after termination of employment and monthly payments equal to the executive’s base monthly salary for the next six months.

In the event of a termination of employment by the Company without cause or a voluntary termination of employment for good reason, each named executive officer would also be entitled to receive any earned but unpaid annual performance incentive for the fiscal year preceding his or her termination of employment and a prorated annual performance incentive under the AIP for the year of such termination. In addition, during the severance period, each named executive officer would be entitled to Company-paid medical insurance coverage premiums.

In the event of a termination of employment by reason of a named executive officer’s death or disability, or voluntarily by the named executive officer due to retirement, the named executive officer would be entitled to receive any earned but unpaid annual performance incentive for the fiscal year preceding his or her termination of employment and a

52	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

prorated annual performance incentive under the AIP for the year of such termination. Mr. Weiner would also be entitled to these benefits on a voluntary termination of employment without good reason. In addition, all unvested stock options fully vest upon an executive’s death and the period of exercisability is extended until the lesser of one year or the end of the original term of the options.

In the event of a qualified retirement, the named executive officers would be entitled to retain their PSUs, with such PSUs eligible to be earned to the extent performance goals are met during the applicable performance period, and to full vesting and settlement of RSUs and to full vesting of stock options. For this purpose, a qualified retirement means (i) for awards granted prior to February 23, 2021 and for subsequent awards granted to certain grandfathered named executive officers, any termination of employment (other than for cause) after ten years of continuous service and attaining age 55 and (ii) for awards granted on or after February 23, 2021, any termination of employment (other than for cause) after the earlier to occur of (a) ten years of continuous service and attaining age 55 or (ii) attainment by the named executive officer of a combined age and completed years of service with the Company of at least 72 and attaining age 60. Additionally, awards granted on or after February 23, 2021 provide that named executive officers and other employees are eligible for an early retirement upon attainment by the executive of a combined age and completed years of service with the Company of at least 72 and attaining age 55. In the event of an early retirement, PSUs, RSUs and options granted on or after February 23, 2021 will be subject to pro-rata service vesting based on days of service completed during the vesting period, provided a named executive officer had been continuously employed with the Company for a period of at least nine months following the date of grant. As of December 28, 2025, Ms. Headen was the only named executive officer who had satisfied the qualified retirement requirements. In connection with Mr. Weiner’s appointment as the Company’s Chief Executive Officer, the terms of his existing and future equity awards granted under the EIP were modified to increase the age threshold from 55 to 58 for purposes of eligibility for the retirement vesting provisions of such awards if Mr. Weiner terminates his employment with the Company without good reason. Mr. Weiner will still qualify for these retirement vesting provisions if his employment with the Company is terminated as a result of his death or disability, is terminated by the Company without cause or is terminated by Mr. Weiner for good reason.

Automatically and immediately upon the termination of a named executive officer’s employment for any reason prior to the end of the applicable vesting period other than in the event of a qualified retirement (or death, in the case of options), all outstanding and unvested PSUs, RSUs and options will terminate and be forfeited for no consideration.

Pursuant to the EIP, in the event of a covered transaction (generally defined in the EIP as a merger or consolidation in which the Company is not the surviving entity, a disposition of substantially all of the Company’s common stock or assets, or a dissolution or liquidation of the Company) all unvested stock options and RSUs will vest in full and all PSUs granted with three-year annual growth rate performance metrics (the PSUs granted in 2023, 2024 and 2025) will vest and accelerate at target level, provided that in the event that annual achievement of any of the performance metrics had been previously certified by the Compensation and Human Capital Committee, that actual level of performance will be used for purposes of calculating the payout amount.

Each of the employment agreements for the named executive officers contains a two-year non-competition and non-solicitation provision. The agreements and plans include terms designed to comply with the deferred compensation provisions of Section 409A, including provisions that would delay certain termination-related benefits for six months beyond termination of employment and alternative payment provisions that could apply in connection with a change of control not described in Section 409A.

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	53

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination of employment or change in control, as applicable, occurred on December 28, 2025 under the employment agreements then in effect. As of December 28, 2025, only Ms. Headen was retirement eligible.

Name	Benefit		Termination Without Cause or by Employee for Good Reason ($)(1)	Voluntary Termination/ Retirement ($)	Death ($)(2)		Disability ($)(3)	Change in Control ($)(4)
Russell J. Weiner	Severance Pay		1,850,000	—	—		1,387,500	—
	Healthcare		49,242	—	—		36,932	—
	Target AIP Payout	(5)	1,850,000	1,850,000	1,850,000		1,850,000	1,850,000
	Equity Award Acceleration	(6)	—	—	801,682		—	15,414,136
	Total		3,749,242	1,850,000	2,651,682	(7)	3,274,432	17,264,136

Sandeep Reddy	Severance Pay		1,077,000	—	—		1,077,000	—
	Healthcare		26,921	—	—		26,921	—
	Target AIP Payout	(5)	718,000	—	718,000		718,000	718,000
	Equity Award Acceleration	(6)	—	—	444,794		—	4,630,176
	Total		1,821,921	—	1,162,794	(7)	1,821,921	5,348,176

Joseph H. Jordan	Severance Pay		700,000	—	—		1,050,000	—
	Healthcare		24,621	—	—		36,932	—
	Target AIP Payout	(5)	1,050,000	—	1,050,000		1,050,000	1,050,000
	Equity Award Acceleration	(6)	—	—	515,394		—	5,000,371
	Total		1,774,621	—	1,565,394	(7)	2,136,932	6,050,371

Cynthia A. Headen	Severance Pay		500,000	—	—		750,000	—
	Healthcare		17,947	—	—		26,921	—
	Target AIP Payout	(5)	500,000	—	500,000		500,000	500,000
	Equity Award Acceleration	(6)	—	2,777,314	311,619		—	3,505,021
	Total		1,017,947	2,777,314	811,619	(7)	1,276,921	4,005,021

Kelly E. Garcia	Severance Pay		550,000	—	—		825,000	—
	Healthcare		13,830	—	—		20,745	—
	Target AIP Payout	(5)	550,000	—	550,000		550,000	550,000
	Equity Award Acceleration	(6)	—	—	343,596		—	3,237,830
	Total		1,113,830	—	893,596	(7)	1,395,745	3,787,830

(1)
Represents (i) the named executive officer’s annual base salary, multiplied by two in the case of Mr. Weiner, multiplied by one and one-half for Mr. Reddy and multiplied by one for Messrs. Jordan and Garcia and Ms. Headen, (ii) the cost of Company-paid insurance coverage premiums for all named executive officers during their severance period and (iii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).
(2)
Represents (i) the cumulative value of all equity awards that would vest in the event of the named executive officer’s death, calculated as the total of the difference between the closing price of the Company’s common stock on the Nasdaq on December 26, 2025 ($425.56), the last business day of fiscal 2025, and the exercise price multiplied by the number of options that would vest as a result of the named executive officer’s death and (ii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).
(3)
Represents (i) 18 months of the named executive officer’s base salary (unreduced by disability income benefits), (ii) the cost of 18 months of Company-paid medical insurance coverage premiums and (iii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).
(4)
Represents (i) the cumulative value of the equity awards that would vest in the event of a covered transaction, as described in more detail above, calculated as the total of: (a) the difference between the closing price of the Company’s common stock on the Nasdaq on December 26, 2025 ($425.56), the last business day of fiscal 2025, and the exercise price multiplied by the number of options that would vest as a result of such covered transaction, (b) the closing price of the Company’s common stock on the Nasdaq on December 26, 2025, the last business day of fiscal 2025, multiplied by the number of RSUs that would vest in such event and (c) the closing price of the Company’s common stock on the Nasdaq on December 26, 2025, the last business day of fiscal 2025, multiplied by the number of PSUs that would vest and accelerate, assuming target performance for PSUs, and (ii) a one-time, pro-rata annual performance incentive payout under the AIP at target as described in footnote (5).
(5)
Includes a one-time, pro-rata annual performance incentive payout under the AIP at target. Since termination is as of December 28, 2025, the value is equal to the target amount disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under “Grants of Plan-Based Awards.” In the event of termination due to death or disability, termination without cause or by the executive for good reason (or a voluntary termination in the case of Mr. Weiner), any AIP amounts (after applicable proration) would have been paid based on actual performance.
(6)
Actual amounts that will be earned with respect to these equity awards may be different from the values included in the table.
(7)
In the event of death on December 28, 2025, the beneficiaries of each of our named executive officers would also have been entitled to a life insurance benefit equal to their base salary as of October 31, 2025 under our group term life insurance programs. Company-paid amounts for these programs are included and described above in the Summary Compensation Table under All Other Compensation for fiscal 2025.

54	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Compensation Discussion and Analysis.” The Compensation and Human Capital Committee did not consider the Compensation Actually Paid measure below in making its compensation decisions for any of the years shown below.

							Value of Initial Fixed $100 Investment Based on(4):
Year	Summary Compensation Table Total for Richard E. Allison, Jr.(1) ($)	Summary Compensation Table Total for Russell J. Weiner(1) ($)	Compensation Actually Paid to Richard E. Allison, Jr.(1)(2)(3) ($)	Compensation Actually Paid to Russell J. Weiner(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ Millions)	Incentive Adjusted EBITDA ($ Millions)(5)
2025		10,696,081		8,945,334	3,486,455	3,013,220	118.24	137.50	601.7	1,089.0
2024		8,944,625		10,718,331	2,783,204	3,349,278	117.50	138.71	584.2	1,014.5
2023		10,135,862		14,374,311	4,181,603	5,957,664	111.25	128.76	519.1	935.8
2022	1,577,173	6,636,731	(5,565,349)	(27,849)	3,222,641	2,114,168	92.19	111.26	452.3	894.7
2021	7,138,002	—	18,863,088	—	2,669,548	4,929,996	148.40	122.05	510.5	893.1

(1)
Richard E. Allison, Jr. was our principal executive officer (“PEO”) from July 2018 to April 30, 2022. Russell J. Weiner became our PEO on May 1, 2022. The individuals comprising the Non-PEO named executive officers (“NEOs”) for each year presented are listed below.

2021	2022	2023	2024	2025
Russell J. Weiner	Sandeep Reddy	Sandeep Reddy	Sandeep Reddy	Sandeep Reddy
Joseph H. Jordan	Joseph H. Jordan	Joseph H. Jordan	Joseph H. Jordan	Joseph H. Jordan
Kevin S. Morris	Kelly E. Garcia	Kelly E. Garcia	Kelly E. Garcia	Cynthia A. Headen
Stuart A. Levy	Arthur P. D'Elia	Arthur P. D'Elia	Cynthia A. Headen	Kelly E. Garcia
Arthur P. D'Elia

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote (3) below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with ASC 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. To calculate Compensation Actually Paid, the totals included in the Exclusion of Stock Awards and Option Awards column were subtracted and the totals in the Inclusion of Equity Values column were added to the Summary Compensation Table Total for the PEOs and the Non-PEO NEOs.

Year	Summary Compensation Table Total for Richard E. Allison, Jr. ($)	Exclusion of Stock Awards and Option Awards for Richard E. Allison, Jr. ($)	Inclusion of Equity Values for Richard E. Allison, Jr, ($)	Compensation Actually Paid to Richard E. Allison, Jr. ($)
2022	1,577,173	(196,857)	(6,945,665)	(5,565,349)
2021	7,138,002	(3,460,131)	15,185,216	18,863,088

Year	Summary Compensation Table Total for Russell J. Weiner ($)	Exclusion of Stock Awards and Option Awards for Russell J. Weiner ($)	Inclusion of Equity Values for Russell J. Weiner ($)	Compensation Actually Paid to Russell J. Weiner ($)
2025	10,696,081	(7,615,905)	5,865,158	8,945,334
2024	8,944,625	(5,772,288)	7,545,994	10,718,331
2023	10,135,862	(7,070,798)	11,309,247	14,374,311
2022	6,636,731	(4,553,658)	(2,110,922)	(27,849)

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	55

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,486,455	(1,940,789)	1,467,554	3,013,220
2024	2,783,204	(1,367,579)	1,933,653	3,349,278
2023	4,181,603	(2,715,339)	4,491,400	5,957,664
2022	3,222,641	(1,904,195)	795,722	2,114,168
2021	2,669,548	(1,136,067)	3,396,515	4,929,996

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Richard E. Allison, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Richard E. Allison, Jr. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Richard E. Allison, Jr. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Richard E. Allison, Jr. ($)	Total - Inclusion of Equity Values for Richard E. Allison, Jr. ($)
2022	—	(692,267)	(6,253,398)	—	(6,945,665)
2021	5,462,058	7,624,249	2,098,909	—	15,185,216

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Russell J. Weiner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Russell J. Weiner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Russell J. Weiner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Russell J. Weiner ($)	Total - Inclusion of Equity Values for Russell J. Weiner ($)
2025	7,039,398	(1,249,262)	75,022	—	5,865,158
2024	5,261,943	1,676,729	607,322	—	7,545,994
2023	10,957,111	627,305	(275,169)	—	11,309,247
2022	3,584,162	(2,645,641)	(3,049,443)	—	(2,110,922)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,777,550	(355,394)	45,398	—	1,467,554
2024	1,243,061	441,853	248,739	—	1,933,653
2023	4,285,464	277,603	(71,667)	—	4,491,400
2022	1,559,241	(573,013)	(190,506)	—	795,722
2021	1,380,101	1,658,217	590,885	(232,688)	3,396,515

(4)
The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Restaurants Sub-Index (“Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the 2025 10-K. The comparison assumes $100 was invested for the period starting January 3, 2021, through the end of the listed year in the Company’s common stock and in the Index, respectively. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The TSRs included herein have been slightly modified from the prior year disclosure to reflect the market close on December 31, 2020 (the beginning of the measurement period). Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Incentive Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal 2025. Incentive Adjusted EBITDA is calculated as Segment Income as defined by the Company under Accounting Standards Codification 280, Segment Reporting, less corporate administrative costs that have not been allocated to a reportable segment including labor, computer expenses, professional fees, travel and entertainment, rent, insurance and other corporate administrative costs, subject to certain additional adjustments as detailed under “Compensation Discussion and Analysis—Components of Total Direct Compensation—Annual Performance Incentives” above. This performance measure may not have been the most important financial performance measure for fiscal year 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

56	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Tabular List of Most Important Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to paying for performance and a competitive pay-for-performance package that is designed to incentivize and retain executives. The metrics that the Company uses for both our long-term incentive compensation program under the EIP and annual performance cash incentives under the AIP are selected based on an objective of incentivizing our named executive officers to achieve the Company’s short- and longer-term financial and strategic goals and create long-term, sustainable value for our shareholders. Our focus on performance-based compensation rewards strong Company financial and operating performance and aligns the interests of our named executive officers with those of our shareholders.

The following list presents the most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers in fiscal 2025 to the Company’s performance. The measures in this list are not ranked.

•
Incentive Adjusted EBITDA
•
Global retail sales, excluding foreign currency impact
•
Relative total shareholder return (the Company’s TSR as compared to the S&P Composite 1500 Restaurants Sub-Index comparison group established by the Compensation and Human Capital Committee)

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a commitment to paying for performance and a competitive pay-for-performance package that is designed to incentivize and retain executives. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphs showing the relationships between information presented in the Pay Versus Performance table.

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	57

Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years and also compares our cumulative TSR over the five most recently completed fiscal years to that of the S&P Composite 1500 Restaurant Sub-Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company and Peer Group TSR
Compensation Actually Paid ($Millions)
20
15
10
5
0
-5
-10
TSR (01/03/2021 Indexed to $100)
$150
$100
$50
$0
148.40
122.05
111.26
92.19
100.0
128.76
111.25
138.71
117.50
137.50
118.24
18.9
4.9
-5.6
2.1
14.4
6.0
10.7
3.3
8.9
3.0
2020
2021
2022
2023
2024
2025
Fiscal Year
Richard E. Allison, Jr. Compensation Actually Paid
Russell J. Weiner Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Domino's Pizza, Inc. TSR
S&P Composite 1500 Restaurants Sub-Index TSR

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($Millions)
Net Income ($Millions)
20
15
10
5
0
-5
-10
$600
$500
$400
$300
$200
$100
$-
18.9
4.9
-5.6
0.0
2.1
14.4
6.0
10.7
3.3
8.9
3.0
510.5
452.3
519.1
584.2
601.7
2021
2022
2023
2024
2025
Fiscal Year
Richard E. Allison, Jr. Compensation Actually Paid
Russell J. Weiner Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Domino's Pizza, Inc. Net Income

58	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Compensation Actually Paid and Incentive Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Incentive Adjusted EBITDA during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Incentive Adjusted EBITDA
Compensation Actually Paid ($ Millions)
Incentive Adjusted EBITDA ($Millions)
20
15
10
5
0
-5
-10
$1,200
$1,000
$800
$600
$400
$200
$-
18.9
4.9
-5.6
2.1
14.4
6.0
10.7
3.3
8.9
3.0
893.1
894.7
935.8
1,014.5
1,089.0
2021
2022
2023
2024
2025
Fiscal Year
Richard E. Allison, Jr. Compensation Actually Paid
Russell J. Weiner Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Incentive Adjusted EBITDA ($ Millions)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The Company’s cumulative TSR over the five-year period presented in the table was approximately 18.2%, while the cumulative TSR of the peer group presented for this purpose, the S&P Composite 1500 Restaurants Sub-Index, was approximately 37.5% over this same period. The Company’s cumulative TSR underperformed the S&P Composite 1500 Restaurants Sub-Index during the period presented in the table, representing the Company’s underperformance as compared to the companies comprising the S&P Composite 1500 Restaurants Sub-Index comparison group in certain years in the period, but still grew positively in 2025 and corresponded with a significant return to growth and a return to the Company’s historical strong operating performance. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to “Compensation Discussion and Analysis.”

EXECUTIVE COMPENSATION TABLES	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	59

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires annual disclosure of the ratio of the median annual total compensation of all of our employees to the annual total compensation of our CEO.

To identify the median employee, we used 2025 total cash compensation, which includes annual base salaries or base wages plus annual bonuses, if any, as reported on each employee’s W-2, Box 1, as our consistently applied compensation measure. We used total cash compensation as our consistently applied compensation measure because we do not widely distribute annual equity awards to employees (less than 2% of our employees received annual equity awards in 2025). We then measured total cash compensation for all individuals who were employed by us on December 1, 2025, excluding (i) our CEO and (ii) all team members located in countries outside of the United States, pursuant to the de minimis exemption under the pay ratio rules. A total of 263 team members were so excluded and are detailed by each non‑U.S. jurisdiction below:

Canada:	226	Mexico:	1	Singapore	17
Dubai:	7	Netherlands:	12

Except as described above, we included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. We did, however, annualize the compensation used for employees who were not employed by us for all of 2025 by taking an employee’s compensation for the number of bi-weekly pay periods for which they were employed and annualizing such amount for the full year of 26 pay periods, which is consistent with the number of bi-weekly pay periods our CEO had in 2025. As of December 1, 2025, we had 9,562 U.S.-based full-time, part-time, seasonal and temporary employees. As of this same date, including our team members located in countries outside the United States, we had 9,825 full-time, part-time, seasonal and temporary employees.

As we had an even number of employees excluding our CEO, the methodology resulted in the identification of two median employees. We selected the employee whom we believed had annual total compensation that was more representative of our employee population and general compensation practices. Based on total cash compensation, our median employee was identified as a part-time delivery driver who worked less than 30 hours per week and was paid on an hourly basis. The median employee’s annual total compensation was calculated using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table for 2025 earlier in this Proxy Statement.

Mr. Weiner’s annual total compensation for the 2025 fiscal year was $10,696,081, as reflected in the Summary Compensation Table for 2025 above. Our median employee’s annual total compensation for the 2025 fiscal year, as determined in the same manner as Mr. Weiner’s, was $36,776. As a result, we estimate that Mr. Weiner’s annual total compensation was approximately 291 times that of our median employee.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. The Compensation and Human Capital Committee did not consider the pay ratio in making its compensation decisions for fiscal 2025.

60	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation

At our 2025 annual meeting of shareholders, the Company provided shareholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed for fiscal year 2024 in our 2025 Proxy Statement. This non-binding advisory vote is commonly referred to as “say-on-pay.” At our 2025 annual meeting, our shareholders approved the proposal with 94.84% of the shares voted in favor of the say-on-pay proposal.

At the 2023 annual meeting of shareholders, the Company held an advisory vote on the frequency of future say-on-pay votes. Our shareholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation. Accordingly, this year we are again asking our shareholders to vote FOR the approval of the compensation we pay to our named executive officers as disclosed in this Proxy Statement.

The objectives of our executive compensation program, along with the compensation paid to our named executive officers and the rationale for such compensation, are set forth in the Compensation Discussion and Analysis and the related tables and narrative disclosures in this Proxy Statement.

The Board of Directors, as required pursuant to Section 14A of the Exchange Act, is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this Proxy Statement, is hereby APPROVED.”

As we described in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy, aligns the interests of our executives with our shareholders and promotes good governance.

We believe that our executive compensation program effectively links pay to performance and reflects best practices in governance, as demonstrated by the following:

•
Strong emphasis on performance-based compensation. For fiscal 2025, approximately 91% of the target total direct compensation for our CEO, and an average of approximately 81% of all other named executive officers’ target total direct compensation, was variable and tied to Company financial and/or stock price performance.
•
Annual compensation governance review. The Compensation and Human Capital Committee reviews our compensation plans, policies, and significant compensation practices on an annual basis.
•
Risk oversight and mitigation. The Compensation and Human Capital Committee annually evaluates the level of risk associated with the design of our incentive compensation programs and maintains a number of mechanisms intended to mitigate the chance of our incentive compensation programs encouraging excessive risk-taking. These mechanisms include meaningful stock ownership guidelines, a cap on maximum annual performance incentives, a recoupment policy that complies with SEC and listing exchange rules, and anti-pledging and anti-hedging provisions contained in our Insider Trading Policy.

Domino’s values ongoing, transparent dialogue with our shareholders and considers shareholder feedback in assessing our executive compensation program. In 2025, we engaged with approximately 250 investors representing over 60% of our outstanding shares, including many of our largest institutional holders. Shareholders expressed strong support for our pay-for-performance philosophy and the structure of our incentive programs, as reflected in our 94.84% say-on-pay approval, and our program remained substantially consistent in 2025. We remain committed to transparent communication and will continue to incorporate shareholder perspectives into our

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE Officer COMPENSATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	61

compensation decision-making process. The Company has made changes in prior years based upon feedback from this shareholder outreach and plans to continue these engagement efforts in future years.

For these reasons, the Board is asking shareholders to again support this say-on-pay proposal. Although the vote we are asking you to cast is non-binding, the Compensation and Human Capital Committee and the Board value the views of our shareholders and will continue to consider the outcome of the vote when determining future compensation arrangements for our named executive officers and in continuing to align the Company’s executive compensation program with the interests of the Company and its shareholders.

Our Board of Directors Unanimously Recommends a Vote FOR this Proposal	✓

62	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE Officer COMPENSATION

Proposal Four: Shareholder Proposal: Directors Who Fail to Obtain a Majority Vote

The Company has been advised that Mr. John Chevedden intends to submit the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The proponent has represented that he beneficially owns at least $2,000 in market value of our common stock. Proposal Four will be required to be voted upon at the Annual Meeting only if properly presented. Approval of this proposal would require the affirmative vote of a majority of the votes properly cast in person or by proxy at the Annual Meeting. If you abstain, your shares will not be counted as having been voted on the matter. After careful consideration, the Board of Directors unanimously recommends a vote AGAINST this Proposal Four.

Shareholder Proposal

Proposal Four- Directors Who Fail to Obtain A Majority Vote

Shareholders request that the Board of Directors take the necessary steps to ensure that directors who fail to obtain a majority vote in a future uncontested shall leave the board as soon as possible but in no case shall such directors serve more than 9-months on the Board after such failed election.

A vote of rejection by Domino's Pizza shareholders needs to be respected. DPZ shareholders often only vote on 3 items a year. The least that DPZ can do is to respect all shareholder votes. If DPZ accepts shareholder approval of executive pay then DPZ should be prepared to accept shareholder rejection of a director.

9-months is adequate time for the DPZ to find a highly qualified replacement director. This proposal will give DPZ directors more of an incentive to perform.

Now is a good time to improve shareholder oversight of DPZ. DPZ stock was at $567 in 2021 and was only at $409 in late 2025 despite a robust stock market.

DPZ faces challenges and DPZ shareholders may believe that board refreshment is a way to address challenges. DPZ shareholder efforts at board refreshment could be thwarted if DPZ can ignore DPZ shareholders if they give a majority vote against a director.

These are some of the challenges facing DPZ:

Reports highlighted the impact of a challenging macroeconomic environment, including inflation and rising costs, on DPZ's performance. Lower-income consumers reduced their discretionary spending, affecting the delivery business in particular.

Total orders saw a decline, led by a 3% drop in delivery orders as households cut back on takeout spending.

Franchisees faced the direct impact of declining same-store sales and rising operational costs. International growth was also pressured by store closures and a significant financial loss reported by Domino's Pizza Enterprises (DPE), the master franchisee for several markets including Australia and parts of Europe and Asia.

Board of Directors’ Response to Shareholder Proposal

The Board of Directors has carefully considered this shareholder proposal and, in addition to disputing certain facts noted therein, believes that it is not in the best interests of our shareholders for the reasons outlined below. Accordingly, the Board of Directors unanimously recommends that stockholders vote AGAINST this Proposal Four.

PROPOSAL FOUR: Shareholder Proposal	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	63

The Company’s current Majority Voting Policy aligns with current market practice.

The Company’s current Majority Voting Policy, as described above in “Voting Information—Votes Required,” requires that any director nominee must promptly tender his or her resignation following certification of any shareholder vote in which such nominee receives a greater number of “withhold” votes than votes “for.” The Board must then promptly consider the director’s resignation, taking into account all relevant factors and taking action no later than the earlier of (i) its next regularly scheduled meeting following such a shareholder vote, and (ii) the date 120 days following the certification of the shareholder vote. The Company monitors trends in corporate governance on an ongoing basis and compares and evaluates new developments against the Company’s current practices. The Board believes its current policy is consistent with that of most S&P 500 companies and the Board believes that it allows the Board to be responsive to shareholder votes while retaining the flexibility to consider and address all relevant factors involved in such a vote. In addition, according to data from Deal Point Data, less than 1% of S&P 500 companies have a policy that calls for the mandatory resignation of a director in uncontested elections.

The Company’s current Majority Voting Policy more appropriately balances shareholder input with the protection of the long-term interests of the Company and our shareholders.

The Board believes that the shareholder proposal does not strike the appropriate balance between being responsive to shareholder input and protecting the long-term interests of the Company and our shareholders. The Board recognizes the importance of shareholder input on director elections, even when uncontested; however, the Board also believes it is in the best interests of the Company to balance that input against the risk that a mandatory resignation policy could unduly hinder the function of the Board. The Company’s approach under its current Majority Voting Policy is important in circumstances where vacancies on the Board could result in the Board being unable to function effectively, or where the Board may desire a replacement with a particular skillset or background, and works to facilitate an orderly transition between directors.

Moreover, the Board, including each of the current incumbent nominees, has a history of receiving strong support from the Company’s shareholders. Over the last five years, our director nominees have received on average over 97% of votes cast by shareholders with none receiving less than 92%. This strong record of support for director nominees indicates that the Board has been and continues to be responsive to shareholder concerns and provides effective oversight. Accordingly, the Company’s current Majority Voting Policy adequately addresses the extraordinary and unprecedented scenario of a director receiving less than a majority of votes cast, by ensuring that the Board receives and considers the resignation of such a director and ultimately takes prompt and appropriate action to address the resignation and the underlying concern being expressed by shareholders as well as any other extenuating circumstances which may be present. Further, the Board believes that a policy such as that outlined in this Proposal Four is counter to the interests of stockholders and presents a risk that the Board may not be able to function effectively.

The Board and the Company have shown their commitment to addressing shareholder concerns, as evidenced by the Company’s recent governance changes.

In this regard, the Board has recently exhibited its responsiveness to shareholders in its proposals to eliminate supermajority voting and introduce a shareholder right to call special meetings, each of which was passed at our 2025 Annual Meeting and incorporated into the Company’s Certificate of Incorporation and By-Laws promptly thereafter. The Company’s By-Laws also allow shareholders owning at least 3% of our common stock for three years to nominate, and include in our proxy materials, director candidates constituting up to 20% of the Board, providing another avenue for shareholders to engage with Board and the Company. The Company also regularly engages with major shareholders proactively to seek their input on important issues and to address their questions and concerns, incorporating these views in its consideration of such issues. Given that the Board has historically and continues to consider and address shareholder concerns, the Board believes that the Company’s current Majority Voting Policy is perfectly tailored for the Board to respond to any significant vote against a director nominee without requiring an inflexible one-size-fits-all approach of the kind that Proposal Four seeks.

After careful consideration, the Board believes that the approval of this Proposal Four will unnecessarily restrict the Board’s ability to respond to a vote of the Company’s shareholders and is not warranted given the Board’s history of responsiveness to (and strong support from) its shareholders, and accordingly is not in the best interests of the Company or our shareholders.

Our Board of Directors Unanimously Recommends a Vote AGAINST this Proposal FOUR	x

64	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL FOUR: Shareholder Proposal

Proposal Five: Shareholder Proposal: Requirement for an Independent Board Chair

The Company has been advised that The Accountability Board intends to submit the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. The proponent has represented that it beneficially owns at least $25,000 in market value of our common stock. Proposal Five will be required to be voted upon at the Annual Meeting only if properly presented. Approval of this proposal would require the affirmative vote of a majority of the votes properly cast in person or by proxy at the Annual Meeting. If you abstain, your shares will not be counted as having been voted on the matter. After careful consideration, the Board of Directors unanimously recommends a vote AGAINST this Proposal Five.

Shareholder Proposal

RESOLVED: Shareholders ask the Board to adopt a policy, and amend the bylaws accordingly, to require any Board Chair to be independent. The policy may provide that if a Chair at any time ceases to be independent, he or she shall be replaced with an independent one; that compliance with this policy is waived if no independent director is available and willing to serve as Chair; and that the policy shall apply prospectively so as not to violate any legal obligation existing at its adoption.

DEAR FELLOW SHAREHOLDERS:

Domino’s 2020 and 2021 proxy statements called having an independent Board Chair one of its “corporate governance highlights” and cited it as an example of its “strong corporate governance practices” that provide a “framework within which our Board of Directors and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders.”

But in early 2022, Domino’s suddenly made its Chair a company employee, creating the new top
Board position of Executive Chair.

The company’s share price plunged throughout 2022 and to date, has yet to return to the highs it reached in 2021. Indeed, the graph below from Domino’s 10-K for fiscal 2024 shows a concerning Total Shareholder Return (TSR) in comparison to both the S&P 500 and S&P 1500 Restaurant indices.

PROPOSAL FIVE: Shareholder Proposal	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	65

Looking ahead, we believe an independent Chair would better serve shareholders.

Of course, we’re aware that Domino’s has a separate CEO, and that when it made its Chair an employed executive, it appointed a Presiding (lead independent) Director. But in our view, the Presiding Director position lacks robust responsibilities and meaningful oversight authority.

Plus, given the above performance concerns, the new structure has obviously been an insufficient safeguard of shareholder value.

An independent Chair, on the other hand, would improve delineation between Board oversight and the executive operating decisions of the company, and provide a governance framework within which our Board and management can pursue strategic objectives and ensure long-term growth for the benefit of shareholders.

Indeed, “the chair of the board should ideally be an independent director,” reports Institutional Shareholder Services (ISS), “to help provide appropriate counterbalance to executive management.” Similarly, Glass Lewis says “shareholders are better served when the board is led by an independent chair.”

Especially considering the performance concerns outlined above, we think the time is clearly right for shareholders to seek greater independent oversight. Thank you.

Board of Directors’ Response to Shareholder Proposal

The Board of Directors has carefully considered this shareholder proposal and believes that it is not in the best interests of our shareholders for the reasons outlined below. Accordingly, the Board of Directors unanimously recommends that stockholders vote AGAINST this Proposal Five.

Shareholders are best served when the Board has flexibility to determine the appropriate leadership structure.

The Board has a fiduciary duty to act as it believes is in the best interests of the Company and its shareholders. Critical to the Board’s performance of this duty is its ability to implement a leadership structure that will best serve those interests at any given time. The Company’s Corporate Governance Principles make clear the Board’s belief that the Company and its shareholders are best served by separate CEO and Chair roles and provide that the Board will determine annually whether it is in the best interests of the Company for an independent director, a team member or former team member to serve as Chair. This flexibility allows the Board to consider and determine which leadership structure is in the best interests of the Company’s shareholders based on the present circumstances and other factors the Board may consider in its oversight function. In 2022, for example, the Board first elected our Executive Chairman to the role, which the Board believes has benefited the Company and its shareholders. However, this proposal would unnecessarily limit the Board’s ability to respond to changing circumstances by inflexibly mandating a leadership structure rather than allowing the Board to determine on an annual basis the optimal leadership structure for the Company among several potential options.

Our corporate governance policies and practices provide effective independent oversight of the Company and appropriate accountability for the Board.

Our Corporate Governance Principles are designed to ensure independent oversight of the Company and appropriate accountability for the Board by providing that:

•
at least a majority of the directors on the Board should be independent;
•
directors are elected on an annual basis with director independence considered and determined annually;
•
all future non-employee directors will be independent;
•
all Board committees be led by and comprised of independent directors; and
•
the independent directors meet separately at every regularly scheduled meeting in a session led by the Lead Independent Director, outside the presence of management.

Relatedly, the Company has made important changes to its governance policies in the recent past to enhance shareholder rights, including the elimination of supermajority voting and the introduction of a shareholder right to

66	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	PROPOSAL FIVE: ShareHolder Proposal

call special meetings that were each voted on by shareholders at our 2025 Annual Meeting; a further indication that the current Board structure remains responsive to shareholder concerns and is in shareholders’ best interests. Accordingly, the Board believes that the Company’s existing policies and practices provide effective independent oversight of and accountability for the Board and management.

The Board’s current approach is shared by a majority of S&P 500 companies and has been supported by the Company’s shareholders.

The Board is not unique in its decision to appoint a non-independent director as Chair. According to Deal Point Data, as of December 31, 2025, only 40% of S&P 500 boards were led by an independent Chair, with CEOs and non-CEO executive directors leading approximately 60% of S&P 500 boards. Accordingly, in addition to limiting the Board’s ability to make leadership determinations that are in the best interests of the Company and its shareholders, this proposal would require that the Board take a position inconsistent with the practice of a majority of S&P 500 companies.

Furthermore, our shareholders have shown their support of the Board’s decision to appoint an Executive Chairman, with strong votes of support for both our Executive Chairman and lead independent director since the Executive Chairman role was first introduced in 2022. Mr. Brandon has been elected by the Board as the Executive Chairman in each year since the role was introduced and has received the support of an average of over 95% of votes cast by shareholders, with the proportion of support increasing in every year. Additionally, over the last three years, the prior Board member in the lead independent director role received the support of nearly 99% of votes cast by shareholders, on average. This support further indicates that the Company’s shareholders share in the Board’s view that the leadership structure elected by the Board is in shareholders’ best interests and is appropriate based on current circumstances.

After careful consideration, the Board believes that, in light of our existing governance policies and practices, the approval of this Proposal Five is not consistent with market practice, will restrict the Board’s ability to act in the best interests of shareholders, and is not necessary to ensure appropriate independent oversight of the Company, and accordingly is not in the best interests of the Company or our shareholders.

Our Board of Directors Unanimously Recommends a Vote AGAINST this Proposal FIVE	x

PROPOSAL FIVE: Shareholder Proposal	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	67

Compensation of Directors

For fiscal 2025, each director (other than Mr. Weiner) was paid a $90,000 annual retainer (or applicable proration thereof) and was reimbursed for certain business expenses. In addition, the Presiding (now Lead Independent) Director was paid an additional retainer of $25,000, the Chairperson of the Audit Committee was paid an annual retainer of $35,000 and non-Chair members were paid an annual retainer of $15,000, the Chairperson of the Compensation and Human Capital Committee was paid an annual retainer of $25,000 and non-Chair members were paid an annual retainer of $10,000 and the Chairperson of the Nominating and Corporate Governance Committee was paid an annual retainer of $20,000 and non-Chair members were paid an annual retainer of $10,000. From time to time, directors may also be compensated for their service on ad hoc committees of the Board. Mr. Weiner did not receive any additional compensation for his service on the Board.

For 2025, each director (other than Mr. Weiner) also received an annual equity award of restricted stock units under the EIP with an approximate value of $190,000 on the grant date, which resulted in an annual grant of 392 restricted stock units to each director except Mr. Kramer, who received 344 restricted stock units to reflect a prorated award at the time of his joining the Board in June 2025. The restricted stock units granted to directors have a one-year vesting period (subject to acceleration in the case of retirement or certain covered transactions, as described under “Potential Post-Employment Payments to Named Executive Officers” above) in accordance with the terms of the Company’s Restricted Stock Unit Agreement for Directors. The RSUs will convert to unrestricted common stock and be distributed upon vesting of the award. Directors are eligible for the qualified retirement provision in the Company’s equity awards. For directors, the specified service and age requirements are five years of continuous service and 55 years of age. As of December 28, 2025, Messrs. Brandon, Balson, Federico and Goldman and Ms. Lopez had satisfied these qualified retirement requirements.

2025 Director Compensation Summary

Annual Retainer	Amount
Board of Directors	$90,000
Presiding (now Lead Independent) Director	$25,000

Audit Committee
Chairperson	$35,000
Member	$15,000

Compensation and Human Capital Committee
Chairperson	$25,000
Member	$10,000

Nominating and Corporate Governance Committee
Chairperson	$20,000
Member	$10,000

Annual Equity Award	Value
Target grant date fair value	$190,000
Award vests on first anniversary of the grant date

Directors may elect to receive their annual retainer amounts either entirely in cash or in restricted stock units (in quarterly installments), or in varying increments of each.

Changes for 2026. Beginning in fiscal 2026, the annual retainer for directors increased to $100,000 while the target grant date fair value of the annual equity awards for directors will remain $190,000. These changes were made by the Compensation and Human Capital Committee, and approved by the Board in February 2026, following a review by the Compensation and Human Capital Committee of a Meridian study on director compensation in order to keep the compensation of our directors near the median of the peer group used for executive compensation benchmarking purposes, as described under “Compensation Discussion and

68	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION OF DIRECTORS

Analysis—Benchmarking and Peer Group”, based on a two-year projection of such market median given the Company’s biennial review of director compensation.

Director Compensation Table for 2025

The following table provides information concerning compensation for the Company’s directors during 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
David A. Brandon(3)	90,000	190,465	—	—	—	79,523	359,988
C. Andrew Ballard(4)	110,625	190,465	—	—	—	—	301,090
Andrew B. Balson	110,000	190,465	—	—	—	—	300,465
Corie S. Barry	115,000	190,465	—	—	—	—	305,465
Diane L. Cafritz(5)	68,750	190,465	—	—	—	—	259,215
Diana F. Cantor(6)	25,000	—	—	—	—	30,827	55,827
Richard L. Federico	125,000	190,465	—	—	—	—	315,465
James A. Goldman	105,000	190,465	—	—	—	—	295,465
Stephen H. Kramer(7)	52,500	155,006	—	—	—	—	207,506
Patricia E. Lopez	125,000	190,465	—	—	—	—	315,465

(1) Amounts in the “Stock Awards” column reflect the grant date fair value of grants of restricted stock units pursuant to our EIP determined in accordance with ASC 718 and reflect rounding up in the number of restricted stock units granted. Assumptions used in the calculation of these amounts are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 28, 2025 included in the 2025 10-K. As further described herein, directors may elect to receive their annual retainer amounts entirely in cash or in restricted stock units, or in varying increments of each, and may elect to defer receipt of all or a portion of any such cash or any shares of common stock received upon vesting of restricted stock units pursuant to the DCP.

(2) Amounts shown represent perquisites and personal benefits totaling at least $10,000 in the aggregate as further described in this footnote. For Mr. Brandon, this includes reimbursements for post-employment medical and health benefits ($72,320), Company-paid umbrella liability insurance premiums, and Domino’s food purchases. For Ms. Cantor, it includes a charitable donation made by the Company in her honor upon her retirement from the Board ($25,000) and Domino’s food purchases. No individual perquisite or other personal benefit item exceeded $25,000 or 10% of total perquisites other than Mr. Brandon’s medical benefit reimbursements ($72,320). This table does not include any amount attributable to spousal travel in connection with business usage of corporate or other private aircraft because no incremental costs are incurred by the Company in connection with the spouse accompanying the director on the aircraft.

(3) In his role as the Company’s Executive Chairman, Mr. Brandon serves as an employee of the Company and receives additional compensation in connection with such employment, as described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

(4) Amount represents compensation received by Mr. Ballard prior to his resignation from the Board on November 19, 2025.

(5) Amount represents compensation received by Ms. Cafritz since joining the Board on April 23, 2025.

(6) Amount represents compensation received by Ms. Cantor prior to her retirement from the Board on April 23, 2025.

(7) Amount represents compensation received by Mr. Kramer since joining the Board on June 30, 2025.

COMPENSATION OF DIRECTORS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	69

Non-Qualified Deferred Compensation of Directors

The following table provides information on the DCP for directors as of December 28, 2025:

Name	Director Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
David A. Brandon	380,080	—	546,937	—	5,567,638
C. Andrew Ballard	—	—	—	—	—
Andrew B. Balson	—	—	261,239	—	1,751,196
Corie S. Barry	—	—	—	—	—
Diane L. Cafritz	—	—	—	—	—
Diana F. Cantor	—	—	—	—	—
Richard L. Federico	—	—	—	—	—
James A. Goldman	—	—	238,900	—	1,694,364
Stephen H. Kramer	—	—	—	—	—
Patricia E. Lopez	125,000	—	107,213	—	777,726

(1)
Entire amounts contributed by participants are included as “Fees Earned or Paid in Cash” in the Director Compensation Table above. For Mr. Brandon, also includes contributions of compensation received as the Company’s Executive Chairman, a role for which he serves as an employee of the Company, as described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”
(2)
Reflects dividends, interest and aggregate market-based earnings on amounts deferred by plan participants.
(3)
Represents the participant’s account balance as of December 28, 2025, which includes compensation reported in fiscal years 2013-2024, as applicable, as follows: Mr. Brandon $4,640,621, Mr. Balson $1,489,957, Mr. Goldman $1,455,463 and Ms. Lopez $545,513, in each case as adjusted for applicable changes in market value of the notional investment of such amounts.

Under the DCP, a director may irrevocably elect to defer receipt of shares of common stock the director would have received upon vesting of restricted stock units comprising his or her annual retainer and/or annual equity award. The purpose of the plan is to enhance the Company’s ability to attract and retain directors by providing individual financial and tax planning flexibility. Deferred stock resulting from deferrals under the DCP is counted toward meeting the stock ownership requirements for directors of five times their annual retainer fee.

Outstanding Equity Awards of Directors

The following table shows the number of shares underlying outstanding restricted stock units for the Company’s directors as of December 28, 2025:

Name	Outstanding Stock Awards (#)
David A. Brandon	2,586	(1)
C. Andrew Ballard	—
Andrew B. Balson	392
Corie S. Barry	392
Diane L. Cafritz	392
Diana F. Cantor	—
Richard L. Federico	392
James A. Goldman	392
Stephen H. Kramer	344
Patricia E. Lopez	392

(1)
Comprised of an annual equity grant of 392 restricted stock units for Mr. Brandon’s service as a director and grants of 2,194 restricted stock units awarded in 2025 and in prior years in connection with his appointment as Executive Chairman of the Board of Directors and resulting employment with the Company as further described under “Certain Transactions Involving Management or 5% or Greater Shareholders.”

70	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	COMPENSATION OF DIRECTORS

Equity Compensation Plan Information

The following table sets forth, as of December 28, 2025, the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options and RSUs and PSUs that have been issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(1)
Equity compensation plans approved by shareholders	651,859	(2)	$333.24	2,535,204
Equity compensation plans not approved by shareholders	—		—	—
Total	651,859		$333.24	2,535,204

(1)
Includes 530,889 shares that may be issued under the ESPDP.
(2)
Consists of 424,286 options and 227,573 PSUs and RSUs (assuming the target performance for PSUs) currently awarded under the EIP. The weighted average exercise price above does not take such PSUs or RSUs into account.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan was adopted by the Board on June 1, 2004 and was approved by the Company’s shareholders. An Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “EIP”) was approved by shareholders at the 2008 annual meeting of shareholders, and a further amendment to the EIP was approved by shareholders at the 2009 annual meeting of shareholders.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the EIP includes: (1) 15,600,000 shares of common stock, plus (2) any shares returned to the EIP as a result of termination of options that were granted under the EIP (by reason of forfeiture or expiration) and any shares held back in satisfaction of total exercise cost from shares that would otherwise have been delivered pursuant to an award.

As of December 28, 2025, there were 424,286 options outstanding at a weighted average exercise price equal to $333.24 per share (of which 321,280 were exercisable at a weighted average exercise price equal to $310.57 per share) currently issued and outstanding under the EIP. As of December 28, 2025, there were a total of 2,004,315 authorized but unissued shares under the EIP.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year is 1,000,000. Stock options currently vest over a three-year period. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the EIP is determined by the Compensation and Human Capital Committee, as administrator of the EIP, and must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the EIP may not exceed ten years.

EQUITY COMPENSATION PLAN INFORMATION	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	71

Certain Transactions Involving Management or 5% or Greater Shareholders

Review and Approval of Related Person Transactions

The Company reviews relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Company does not currently have a specific written policy on the review, approval or ratification of transactions required to be reported under Section 404(a) of Regulation S-K, but the Company has enacted a Code of Business Conduct and Ethics for Directors, Officers and Employees as well as Corporate Governance Principles, both of which contain provisions relating to possible conflicts of interest of employees, directors and officers of the Company. The Company’s Board of Directors is responsible for reviewing potential related person transactions and, in connection with its review, will consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company, whether the transaction would impair the judgment of a director or officer of the Company and any other matters deemed important, following which it may approve or ratify the transaction in its discretion. As required under SEC rules, transactions with any related person that are determined to be directly or indirectly material are disclosed in this Proxy Statement.

Time-Sharing Agreement with Russell J. Weiner for Use of Corporate Aircraft

Domino’s Pizza LLC and Russell J. Weiner entered into a Time-Sharing Agreement dated February 24, 2022 and effective May 1, 2022 under which Mr. Weiner is entitled to 45 hours per year of personal use of the Company aircraft without charge. Mr. Weiner is required to pay the Company for any personal use in excess of the 45 hours at a reimbursement rate set by the Federal Aviation Regulations. Beginning in October 2025, the Company has contracted with a private aircraft service for corporate business travel to replace the Company-owned aircraft. In December 2025, in light of the Company's agreement with the private aircraft service, the Compensation and Human Capital Committee approved use of the contracted private aircraft service for personal use by Mr. Weiner in place of the personal use provided under the Time-Sharing Agreement in the same amount of 45 hours per year, and the Time-Sharing Agreement was accordingly terminated by mutual agreement in the same month. For 2025, Mr. Weiner’s personal use of private aircraft did not exceed the allotted 45 hours and, therefore, he did not reimburse the Company for any excess use.

Employment of David A. Brandon

As part of Mr. Brandon’s appointment as the Company’s Executive Chairman, Mr. Brandon serves as an employee of the Company and receives compensation in connection with such employment. In 2025, Mr. Brandon received an annual base salary of $275,000 and had an annual short-term cash incentive award target under the Company’s Team Achievement Dividend (“TAD”) Program of 100% of his base salary and which paid out based on actual performance at the same level as AIP awards. Accordingly, Mr. Brandon earned $275,000 under the Company’s TAD Program in 2025. Mr. Brandon also received an award of RSUs in 2025 with a target grant date fair value of $475,000 and an actual grant date value, as determined in accordance with ASC 718 using the same assumptions as set forth in the footnotes to the applicable tables above, of $475,123. This award was granted in the form of 1,083 RSUs, with such RSUs vesting ratably in annual installments over three years and subject to accelerated vesting in the event Mr. Brandon no longer serves as Executive Chairman prior to the third anniversary of the date of grant, other than in the case of Mr. Brandon’s voluntary resignation. Mr. Brandon is eligible to participate in all benefit programs available to the Company’s employees and is eligible to receive future awards of RSUs. In connection with Mr. Brandon’s prior service as the Company’s Chief Executive Officer, Mr. Brandon and his spouse are entitled to continued medical coverage for the remainder of their respective lives.

72	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

Other Matters

Attending the Annual Meeting

The Annual Meeting will be held on Tuesday, April 21, 2026 at 10:00 a.m. Eastern Time. To provide a more inclusive experience for our shareholders and best reach our shareholders in as efficient a manner as possible, the Annual Meeting will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DPZ2026, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received.

Shareholder Proposals and Director Nominations for Inclusion in Next Year’s Proxy Statement Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting of shareholders in 2027, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Domino’s Pizza, Inc. no later than November 10, 2026 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: Corporate Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals and Director Nominations Other Than Pursuant to Rule 14a-8

If a shareholder wishes to present a proposal or to nominate one or more directors at our 2027 annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance written notice in accordance with the Company’s By-Laws, and, if applicable, Rule 14a-19 under the Exchange Act. Under the By-Laws, any shareholder of record of Domino’s Pizza, Inc. entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Corporate Secretary of Domino’s Pizza, Inc. at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth the following information: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Exchange Act, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of director nominations or other shareholder proposals for submission to the Domino’s annual meeting of shareholders without inclusion in the Company’s 2027 Proxy Statement is January 21, 2027. Unless such notice is received by Domino’s at its corporate headquarters, Attention: Corporate Secretary, on or before the foregoing date, such matter will be brought before the meeting only in the Company’s discretion and proxies with respect to such matter will confer voting authority only if such matter comes before the meeting.

Universal Proxy Rules for Director Nominations

In addition to satisfying the foregoing requirements under the By-Laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice in accordance with the By-Laws and Rule 14a-19 that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company's shares entitled to vote on the election of directors), and otherwise comply with the requirements of Rule 14a-19(b).

OTHER MATTERS	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	73

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and interested persons may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Federico, as the Lead Independent Director, or to another independent director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3022.

General Information

Our 2025 Annual Report was mailed or made available to our shareholders with this Proxy Statement and is posted on our corporate website at ir.dominos.com. A copy of our 2025 Annual Report, as filed with the SEC, will be sent to any shareholder, without charge, upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the virtual Annual Meeting, you are urged to fill in, sign and return the proxy card in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 6 of this Proxy Statement.

By order of the Board of Directors,

Ryan K. Mulally

Executive Vice President, General Counsel

and Corporate Secretary

March 10, 2026

74	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	OTHER MATTERS

Appendix A

Domino’s Pizza, Inc. Executive Officers and Directors

Executive Officers

Russell J. Weiner

Chief Executive Officer

Joseph H. Jordan

Chief Operating Officer and President, Domino's U.S.

Kelly E. Garcia

Executive Vice President, Chief Technology and Data
Officer

Frank R. Garrido

Executive Vice President, Chief Restaurant Officer

Cynthia A. Headen

Executive Vice President, Chief Supply Chain Officer

Ryan K. Mulally

Executive Vice President, General Counsel and

Corporate Secretary

Weiking Ng

Executive Vice President, International

Maureen S. Pittenger

Executive Vice President, Chief Human Resources Officer

Sandeep Reddy

Executive Vice President, Chief Financial Officer

Katherine E. Trumbull

Executive Vice President, Chief Marketing Officer

Board of Directors

David A. Brandon

Executive Chairman of the Board

Richard L. Federico

Lead Independent Director

Russell J. Weiner

Chief Executive Officer and Director

Andrew B. Balson

Director

Corie S. Barry

Director

Diane L. Cafritz

Director

James A. Goldman

Director

Stephen H. Kramer

Director

Patricia E. Lopez

Director

APPENDIX A	DOMINO’S PIZZA, INC. 2026 PROXY STATEMENT	A-1

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85079-P42169-Z91753

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DOMINO'S PIZZA, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David A. Brandon
02) Andrew B. Balson
03) Corie S. Barry
04) Diane L. Cafritz
05) Richard L. Federico
06) Stephen H. Kramer
07) Patricia E. Lopez
08) Russell J. Weiner

The Board of Directors recommends you vote FOR Proposals 2 and 3.

Shareholder Proposals:

The Board of Directors recommends you vote AGAINST Proposals 4 and 5.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DOMINO'S PIZZA, INC. ATTN: CORPORATE SECRETARY30 FRANK LLOYD WRIGHT DRIVEANN ARBOR, MI 48105 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 16, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DPZ2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Voteby11:59p.m.EasternTimeon April 20, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 16, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DOMINO'S PIZZA, INC.ForWithholdForAll All AllExceptThe Board of Directors recommends you vote FORthe following: !!! 1.Election of Directors Nominees: 01)David A. Brandon05)Richard L. Federico 02)Andrew B. Balson06)Stephen H. Kramer 03)Corie S. Barry07)Patricia E. Lopez 04)Diane L. Cafritz08)Russell J. Weiner The Board of Directors recommends you vote FORForAgainstAbstainProposals 2 and 3. 2.Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm!!! for the Company for the 2026 fiscal year. 3.Advisory vote to approve the compensation of the named!!! executive officers of the Company. V85079-P42169-Z91753 To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. Shareholder Proposals: The Board of Directors recommends you vote AGAINST ForAgainstAbstainProposals 4 and 5. 4.Shareholder proposal regarding departure of directors !!! who fail to obtain a majority vote. 5.Shareholder proposal regarding an independent board !!! chair requirement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V85080-P42169-Z91753 DOMINO'S PIZZA, INC. Annual Meeting of Shareholders April 21, 2026 10:00 AM ET This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints Russell J. Weiner, Sandeep Reddy and Ryan K. Mulally, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino's Pizza, Inc. to be held virtually via a live webcast at www.virtualshareholdermeeting.com/DPZ2026 on Tuesday, April 21, 2026, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations (FOR each of the nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, AGAINST Proposal Four and AGAINST Proposal Five). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Continued and to be signed on reverse side